As filed with the Securities and Exchange Commission on May 16, 2011

Registration No. 333-173531

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ENTERTAINMENT PROPERTIES TRUST

(Exact name of registrant as specified in its charter)

Maryland	6798	43-1790877
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Additional Subsidiary Guarantor Registrants Listed on Following Page

909 Walnut Street, Suite 200

Kansas City, Missouri 64106

(816) 472-1700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Gregory K. Silvers

Vice President, Chief Operating Officer, General Counsel and Secretary

Entertainment Properties Trust

909 Walnut Street, Suite 200

Kansas City, Missouri 64106

(816) 472-1700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Craig L. Evans

Jack A. Bowling

Stinson Morrison Hecker LLP

1201 Walnut, Suite 2900

Kansas City, Missouri 64106

(816) 842-8600

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross Border Third Party Tender Offer)  ☐

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

ADDITIONAL SUBSIDIARY GUARANTOR REGISTRANTS

Exact Name of Guarantor (1)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
30 West Pershing, LLC	Missouri	41-2039368
EPT DownREIT II, Inc.	Missouri	43-1818086
EPT Huntsville, Inc.	Delaware	20-5717893
Megaplex Four, Inc.	Missouri	43-1922877
WestCol Center, LLC	Delaware	43-1928793
EPT Melbourne, Inc.	Missouri	20-1341980
Crotched Mountain Properties, LLC	New Hampshire	27-2809246
Education Capital Solutions, LLC	Delaware	35-2296092
EPR Hialeah, Inc.	Missouri	30-0197409
EPT 909, Inc.	Delaware	27-2523665
EPT Crotched Mountain, Inc.	Missouri	86-1150060
EPT Kalamazoo, Inc.	Missouri	74-3139121
EPT Mad River, Inc.	Missouri	86-1150058
EPT Mount Attitash, Inc.	Delaware	20-8802995
EPT Mount Snow, Inc.	Delaware	20-8803058
EPT Nineteen, Inc.	Delaware	27-1455380
EPT Ski Properties, Inc.	Delaware	26-1336192
EPT Waterparks, Inc.	Delaware	20-8267442
Megaplex Nine, Inc.	Missouri	43-1912698

(1)	The address for each of the additional subsidiary guarantor registrants is 909 Walnut, Suite 200, Kansas City, Missouri 64106. The Primary Standard Industrial Classification Code for each of the additional subsidiary guarantor registrants is 6798.

The information in this prospectus is not complete and may be changed. We may not exchange the outstanding notes until the registration statement filed with the Securities and Exchange Commission is effective. We are not making an offer to exchange outstanding notes in any jurisdiction where the exchange offer is not permitted, and will not accept surrenders for exchange from holders in any such jurisdiction.

SUBJECT TO COMPLETION, DATED MAY 16, 2011

PROSPECTUS

Entertainment Properties Trust

OFFER TO EXCHANGE

Up to $250,000,000 aggregate principal amount of its

7.750% Senior Notes due 2020

which have been registered under the Securities Act of 1933, as amended,

for any and all of its outstanding unregistered 7.750% Senior Notes due 2020

Guaranteed by certain subsidiaries of Entertainment Properties Trust

•	The exchange offer expires at 5:00 p.m., New York City time, on , 2011, unless extended.

•

We will exchange all outstanding 7.750% senior notes due 2020, referred to as the private notes, that are validly tendered and not validly withdrawn for an equal principal amount of 7.750% senior notes due 2020 that are registered under the Securities Act of 1933, as amended, referred to as the exchange notes.

•	The exchange offer is not subject to any conditions other than that it not violate applicable law or any applicable interpretation of the staff of the Securities and Exchange Commission.

•	You may withdraw tenders of private notes at any time before the exchange offer expires.

•	We believe that the exchange of the private notes will not be a taxable event for U.S. federal income tax purposes.

•	We will not receive any proceeds from the exchange offer.

•	The terms of the exchange notes are substantially identical to those of the private notes, except for transfer restrictions and registration rights relating to the private notes.

•	The private notes are, and the exchange notes will be, fully and unconditionally guaranteed by each of our subsidiaries that is a guarantor or borrower under our unsecured revolving credit facility.

•	You may tender outstanding private notes only in denominations of $2,000 with integral multiples of $1,000.

•	Our affiliates may not participate in the exchange offer.

•	No public market exists for the private notes. We do not intend to list the exchange notes on any securities exchange and, therefore, no active public market is anticipated for the exchange notes.

•	We are offering the exchange notes to satisfy certain of our obligations under the registration rights agreement entered into in connection with the private offering of the private notes.

•

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit it is an “underwriter” within the meaning of the Securities Act of 1933, as amended. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for private notes where such private notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, if requested by such a broker-dealer, for a period of 180 days (which period may be extended in specified circumstances) from the date on which the exchange offer is consummated or such shorter period as will terminate when such requesting broker-dealer has sold all exchange notes held by it, we will make this prospectus available to such requesting broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

Please refer to “Risk Factors” beginning on page 17 of this prospectus for a description of the risks you should consider when evaluating participation in this exchange offer or an investment in these securities.

We are not making this exchange offer in any state or other jurisdiction where it is not permitted.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2011.

In making your investment decision, you should rely only on the information contained in or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different or additional information. If you receive any other information, you should not rely on it. We are not making an offer to sell any of these securities in any place where the offer or sale is not permitted. You should not assume that the information contained in this prospectus and the documents incorporated by reference herein is accurate as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since those dates.

References in this prospectus to “we,” “us,” “our,” “EPR” or the “Company” refer to Entertainment Properties Trust and its consolidated subsidiaries, except where the context otherwise requires or as otherwise indicated. The term “you” refers to a prospective investor.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Securities and Exchange Commission (the “SEC”) allows us to “incorporate by reference” the information we file with the SEC which means we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Any statement contained in a document which is incorporated by reference in this prospectus is automatically updated and superseded if information contained in this prospectus or information we later file with the SEC, modifies or replaces that information.

The documents listed below have been filed by us under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (File No. 001-13561) and are incorporated by reference in this prospectus:

1.	Our Annual Report on Form 10-K for the year ended December 31, 2010;

2.	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2011; and

3.	Those portions of our definitive Proxy Statement for the 2011 Annual Meeting of Shareholders that are incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2010.

In addition, all documents filed by us under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information that is deemed to have been “furnished” and not “filed” with the SEC) after the date of the initial filing of this registration statement and prior to the effectiveness of that registration statement and any future filings prior to the termination of the offering of the securities covered by this prospectus are incorporated by reference herein.

To obtain a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in this document) please contact us at the following address or telephone number:

Investor Relations Department

Entertainment Properties Trust

909 Walnut, Suite 200

Kansas City, Missouri 64106

(816) 472-1700/FAX (816) 472-5794

Email info@eprkc.com

To obtain timely delivery, you must request this information no later than five (5) business days before the date you must make your investment decision. Therefore, we must receive your request for this information no later than five (5) days prior to the expiration of the exchange offer.

Our SEC filings also are available on our Internet website at www.eprkc.com. The information on our website is not, and you must not consider the information to be, a part of or incorporated by reference into this prospectus.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

With the exception of historical information, this prospectus and our reports filed under the Exchange Act and incorporated by reference in this prospectus and other offering materials and documents deemed to be incorporated by reference herein or therein may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act, such as those pertaining to our acquisition or disposition of properties, our capital resources, future expenditures for development projects and our results of operations. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of actual events. There is no assurance the events or circumstances reflected in the forward-looking statements will occur. You can identify forward-looking statements by use of words such as “will be,” “intend,” “continue,” “believe,” “may,” “expect,” “offers,” “hope,” “anticipate,” “goal,” “forecast,” or other comparable terms, or by discussions of strategy, plans or intentions. Forward-looking statements necessarily are dependent on assumptions, data or methods that may be incorrect or imprecise.

Factors that could materially and adversely affect us include, but are not limited to, the factors listed below:

•	General international, national, regional and local business and economic conditions;

•	Failure of current governmental efforts to stimulate the economy;

•	The downturn in the credit markets;

•	We have made a significant investment in a planned casino and resort development that may not be completed;

•	The failure of a bank to fund a request by us to borrow money;

•	Failure of banks in which we have deposited funds;

•	Defaults in the performance of lease terms by our tenants;

•	Defaults by our customers and counterparties on their obligations owed to us;

•	A borrower’s bankruptcy or default;

•	The obsolescence of older multiplex theatres owned by some of our tenants;

•	Risks of our tenants operating in the entertainment industry;

•	Our ability to compete effectively;

•	A significant number of our megaplex theatre properties are leased by a single tenant;

•	A single tenant leases or is the mortgagor of all our ski area investments;

•	A significant number of our charter schools are leased by a single tenant;

•	Risks associated with use of leverage to acquire properties;

•	Financing arrangements that require lump-sum payments;

•	Our ability to sustain the rate of growth we have had in recent years;

•	Our ability to raise capital;

•	Covenants in our debt instruments that limit our ability to take certain actions;

•	Risks of acquiring and developing properties and real estate companies;

•	The lack of diversification of our investment portfolio;

•	Our continued qualification as a REIT;

•	The ability of our subsidiaries to satisfy their obligations;

•	Financing arrangements that expose us to funding or purchase risks;

•	We have a limited number of employees and the loss of personnel could harm operations;

•	Fluctuations in the value of real estate income and investments;

•

Risks relating to real estate ownership, leasing and development, for example local conditions such as an oversupply of space or a reduction in demand for real estate in the area, competition from other available space, whether tenants and users such as customers of our tenants consider a property attractive, changes in real estate taxes and other expenses, changes in market rental rates, the timing and costs associated with property improvements and rentals, changes in taxation or zoning laws or other governmental regulation, whether we are able to pass some or all of any increased operating costs through to tenants, and how well we manage our properties;

•	Our ability to secure adequate insurance and risk of potential uninsured losses, including from natural disasters;

•	Risks involved in joint ventures;

•	Risks in leasing multi-tenant properties;

•	A failure to comply with the Americans with Disabilities Act or other laws;

•	Risks of environmental liability;

•	Our real estate investments are relatively illiquid;

•	We own assets in foreign countries;

•	Risks associated with owning or financing properties for which the tenant’s or mortgagor’s operations may be impacted by weather conditions and climate change;

•	Risks associated with the ownership of vineyards;

•	Our ability to pay distributions in cash or at current rates;

•	Fluctuations in interest rates;

•	Fluctuations in the market prices for our shares;

•	Certain limits on change in control imposed under law and by our Declaration of Trust and Bylaws;

•	Policy changes obtained without the approval of our shareholders;

•	Equity issuances could dilute the value of our shares;

•	Risks associated with changes in the Canadian exchange rate; and

•	Changes in laws and regulations, including tax laws and regulations.

You should consider the risks described in the “Risk Factors” section in this prospectus, our most recent Annual Report on Form 10-K and, to the extent applicable, our Quarterly Reports on Form 10-Q, in evaluating any forward-looking statements included or incorporated by reference in this prospectus.

Given these uncertainties, you should not place undue reliance on these forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements included or incorporated by reference in this prospectus whether as a result of new information, future events or otherwise. In light of the factors referred to above, the future events discussed or incorporated by reference in this prospectus may not occur and actual results, performance or achievements could differ materially from those anticipated or implied in the forward-looking statements.

PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus or incorporated by reference in this prospectus. As a result, it is not complete and does not contain all of the information you should consider before participating in this exchange offer. For a more complete understanding of the exchange offer and the exchange notes, you should read the following summary together with the more detailed information regarding EPR, the exchange offer and the exchange notes appearing elsewhere in this prospectus or incorporated by reference in this prospectus, including the financial statements and related notes and the section titled “Risk Factors.”

About EPR

We are a self-administered real estate investment trust, or “REIT,” that develops, owns, leases and finances megaplex theatres, entertainment retail centers (centers generally anchored by an entertainment component such as a megaplex theatre and containing other entertainment-related properties), public charter schools and other destination recreational and specialty properties. The underwriting of our investments is centered on key industry and property cash flow criteria. As further explained below under “Growth Strategies,” our investments are also guided by a focus on inflection opportunities that are associated with or support enduring uses, excellent executions, attractive economics and an advantageous market position.

As of March 31, 2011, we had total assets of approximately $3.0 billion (before accumulated depreciation of approximately $0.3 billion).

As of March 31, 2011, our real estate portfolio was comprised of approximately $2.6 billion in assets (before accumulated depreciation of approximately $0.3 billion) and consisted of interests in:

•	110 megaplex movie theatre properties (including two joint venture properties) located in 34 states and Ontario, Canada;

•	eight entertainment retail centers (including one joint venture property) located in Westminster, Colorado; New Rochelle, New York; Burbank, California; Suffolk, Virginia; and Ontario, Canada;

•	28 public charter school properties located in nine states and the District of Columbia;

•	other specialty properties, including ten wineries and six vineyards located in California and Washington and a metropolitan ski property located in Ohio;

•	land parcels leased to restaurant and retail operators adjacent to several of our theatre properties;

•	approximately $8.6 million in construction in progress for real estate development; and

•	approximately $184.5 million in undeveloped land inventory.

As of March 31, 2011, we had invested approximately $229.8 million, net of initial direct costs of $1.8 million, in 27 public charter school properties leased under a master lease to Imagine Schools, Inc. (“Imagine”). We own the fee interest in these properties; however, due to the terms of the lease with Imagine, it is accounted for as a direct financing lease. These properties are located in Arizona, Florida, Georgia, Indiana, Missouri, Nevada, Michigan, Ohio and the District of Columbia.

As of March 31, 2011, we had the following mortgage notes receivable with an outstanding balance of approximately $306.9 million:

•

$170.5 million in mortgage financing for the development of a water park anchored entertainment village in the greater Kansas City area (the first phase of which opened in July 2009) which is additionally secured by two operating water parks in Texas; and

•	$136.4 million in mortgage financing for ten metropolitan ski properties and development land located in New Hampshire, Vermont, Missouri, Indiana, Ohio and Pennsylvania.

Also, as of March 31, 2011, we had five other notes receivable with an outstanding balance of $5.1 million (including accrued interest) net of a provision for an aggregate loan loss of $8.2 million.

We generally lease our single-tenant properties to tenants on a long-term triple-net basis that requires the tenant to assume the primary risks involved in operating the property and to pay substantially all expenses associated with the operation and maintenance of the property. We also provide secured mortgage financing and we own multi-tenant properties which are managed for us by third-party management companies.

Many of our leases and mortgages contain additional credit enhancements, including cross-default provisions, pursuant to which a default by an operator under one lease or mortgage would result in a default under each other lease or mortgage between the operator and us, or cross-collateralization provisions, pursuant to which any collateral pledged by an operator to us constitutes collateral for all obligations of that operator. In addition, we may also require parent and corporate guarantees, letters of credit, cash reserves or prepayments.

Our theatre properties are leased to prominent theatre operators, including American Multi-Cinema (“AMC”), Muvico Entertainment, Regal Cinemas, Rave Motion Pictures, Wallace Theatres, Southern Theatres, Cobb Theatres, Kerasotes Showplace Theatres and Cinemark. For the three months ended March 31, 2011, approximately 36% of our total revenue was derived from rental payments by AMC.

For the three months ended March 31, 2011, approximately 14% of our total revenue was derived from our four entertainment retail centers in Ontario, Canada. The Company’s wholly-owned subsidiaries that hold the Canadian entertainment retail centers and third party debt represented approximately $151.1 million or 9% of the Company’s net assets as of March 31, 2011.

Growth Strategies

As a part of our growth strategy, we will consider acquiring or developing additional megaplex theatre properties, and acquiring or developing single-tenant entertainment, entertainment-related, public charter school, recreational or specialty properties. We will also consider acquiring or developing additional entertainment retail centers. We may also pursue opportunities to provide mortgage financing for these same property types in certain situations where this structure is more advantageous than owning the underlying real estate.

We believe destination entertainment, entertainment-related, public charter schools and other recreational and specialty properties are important sectors of the real estate industry and that, as a result of our focus on properties in these sectors, industry knowledge and the industry relationships of our management, we have a competitive advantage in providing capital to operators of these types of properties. We believe this focused niche approach offers the potential for higher growth and better yields.

As a result of the economic downturn and related challenges in the credit market, we tempered our focus on growth of funds from operations, or FFO, per share beginning in 2009, and instead principally focused on maintaining adequate liquidity and a strong balance sheet. During 2010, we took significant steps to implement our new strategy to migrate to an unsecured debt structure, including the issuance of $250.0 million of unsecured notes (we refer to as the private notes) and entering into a new $320.0 million unsecured revolving credit facility (which was expanded to $382.5 million in the first quarter of 2011). Having enhanced our liquidity position, strengthened our balance sheet and obtained access to the unsecured debt markets, we believe we are better positioned to aggressively pursue potential investments, acquisitions and financing transaction opportunities that may become available to us from time to time.

We believe our management’s knowledge and industry relationships have facilitated favorable opportunities for us to acquire, finance and lease properties. Historically, our primary challenges have been locating suitable properties, negotiating favorable lease or financing terms, and managing our real estate portfolio as we have continued to grow. We are particularly focused on property categories which allow us to use our experience to mitigate some of the risks inherent in the current economic environment. We cannot assure you that any such potential investment or acquisition opportunities will arise in the near future, or that we will actively pursue any such opportunities.

Our investing strategies center on certain guiding principles, which we refer to as our “Five Star Investment Strategy”:

Inflection Opportunity

We look for a new generation of facilities emerging as a result of age, technology, or change in the lifestyle of consumers which create development, renewal or restructuring opportunities requiring significant capital.

Enduring Value

We look for real estate that supports activities that are commercially successful and have a reasonable basis for continued and sustainable customer demand in the future. Further, we seek circumstances where the magnitude of change in the new generation of facilities adds substantially to the customer experience.

Excellent Execution

We seek attractive locations and best-of-class executions that create market-dominant properties which we believe create a competitive advantage and enhance sustainable customer demand within the category despite a potential change in tenant. We minimize the potential for turnover by seeking tenants with a reliable track record of customer service and satisfaction.

Attractive Economics

We seek investments that provide accretive returns initially and increasing returns over time with rent escalators and percentage rent features that allow participation in the financial performance of the property. Further, we are interested in investments that provide a depth of opportunity to invest sufficient capital to be meaningful to our total financial results and also provide a diversity by market, geography or tenant operator.

Advantageous Position

In combination with the preceding principles, when investing we look for a competitive advantage such as unique knowledge of the category, access to industry information, a preferred tenant relationship, or other relationships that provide access to sites and development projects.

Recent Developments

The following are recent developments that occurred after March 31, 2011.

In conjunction with the sale by Ascentia Wine Estates (“Ascentia”) of the Gary Farrell brand and inventory assets on April 28, 2011, we elected to sell our vineyard and winery assets to the same buyer. As a result, we terminated our lease on these assets with Ascentia and were paid $2.0 million in outstanding receivables and a $1.0 million lease termination fee. In addition, we received $6.5 million from the buyer for its vineyard and winery assets, which was equal to their net book value. This transaction was contemplated by the modification agreement between us and Ascentia dated January 13, 2011.

Subsequent to March 31, 2011, we closed on two public charter school transactions with HighMark School Development located in Arizona and Colorado with a combined commitment from us of $13.5 million.

Subsequent to March 31, 2011, we entered into an agreement to sell one of our vineyard and winery properties. During the three months ended March 31, 2011, we recorded an impairment charge of $1.8 million, which is the amount that the carrying value of the assets exceeds the estimated fair market value.

Corporate Information

Our principal offices are located at 909 Walnut, Suite 200, Kansas City, Missouri 64106. Our telephone number at that location is (816) 472-1700. Our website is located at www.eprkc.com. The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this prospectus or any other report or document we file with or furnish to the SEC.

THE EXCHANGE OFFER

The Exchange Offer	We are offering to exchange an aggregate of $250.0 million principal amount of our exchange notes for $250.0 million principal amount of our private notes that are properly tendered and accepted. You may tender outstanding private notes only in denominations of $2,000 and integral multiples of $1,000 thereof. We will issue the exchange notes on or promptly after the exchange offer expires. As of the date of this prospectus, $250.0 million principal amount of private notes is outstanding and there are no exchange notes outstanding.

Expiration Date	The exchange offer will expire at 5:00 p.m. New York Time, on , 2011, unless extended, in which case the expiration date will mean the latest date and time to which we extend the exchange offer.

Conditions to the Exchange Offer	The exchange offer is not subject to any condition other than it not violate applicable law or any applicable interpretation of the staff of the SEC. The exchange offer is not conditioned upon any minimum principal amount of private notes being tendered for exchange. We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement with respect to the private notes and the applicable requirements of the Securities Act of 1933, as amended, the Exchange Act, and the rules and regulations of the SEC.

Procedures for Tendering Private Notes	If you wish to tender your private notes for exchange notes pursuant to the exchange offer, you must complete and sign the accompanying letter of transmittal in accordance with the instructions contained in the letter and forward it by mail, facsimile or hand deliver, together with any other documents required by the letter of transmittal, to the Exchange Agent (as defined below), either with the private notes to be tendered or in compliance with the specified guarantee delivery procedures. Certain brokers, dealers, commercial banks, trust companies and other nominees may also effect tenders by book-entry transfer. Holders of private notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee are urged to contact such person promptly if they wish to tender private notes pursuant to the exchange offer. See “The Exchange Offer- Procedures for Tendering.”

By tendering your private notes, you will be representing among other things, that (1) you are acquiring the exchange notes issued to you in the exchange offer in the ordinary course of your business, (2) you are not engaged in, and do not intend to engage in, and have not arrangement or understanding with any person to participate in, a distribution of the exchange notes issued to you in the exchange offer, (3) you are not an “affiliate” of EPR within the meaning of Rule 405 under the Securities Act, and (4) if you are a broker-dealer that will receive exchange notes for your own account in exchange for the private notes that were acquired for your account as a result of market-making or other trading activities, you will deliver a prospectus in connection with any resale of the exchange notes.

Letters of transmittal and certificates representing private notes should not be sent to us. Such documents should only be sent to the Exchange Agent. Questions regarding how to tender private notes and requests for information should be directed to the Exchange Agent. See “The Exchange Offer—Exchange Agent.”

Acceptance of the Private Notes and Delivery of the Exchange Notes	Subject to the satisfaction or waiver of the conditions to the exchange offer, we will accept for exchange any private notes which are validly tendered in the exchange offer and not withdrawn before 5:00 p.m., New York Time, on the expiration date.

Withdrawal Rights	You may withdraw the tender of your private notes at any time before 5:00 p.m., New York Time, on the expiration date, by complying with the procedures for withdrawal described in this prospectus under the heading “The Exchange Offer—Withdrawal of Tenders.”

U.S. Federal Income Tax Consequences	We believe that the exchange of notes will not be a taxable event for U.S. federal income tax purposes. For a discussion of material federal tax considerations relating to the exchange of notes, see “U.S. Federal Income Tax Consequences.”

Use of Proceeds	We will not receive any cash proceeds from the issuance of exchange notes pursuant to the exchange offer.

Fees and Expenses	We will pay all expenses incident to the consummation of the exchange offer and in compliance with the registration rights agreement for the private notes. We will also pay certain transfer taxes applicable to the exchange offer, if any. See “The Exchange Offer—Fees and Expenses.”

Termination of Certain Rights	The private notes were issued in a private offering. In connection with that sale, we executed and delivered a registration rights agreement for the benefit of the holders of the private notes. Pursuant to the registration rights agreement, holders of private notes: (i) have rights to receive additional interest in certain instances; and (ii) have certain rights intended for the holders of unregistered securities. Holders of exchange notes will not be, and upon consummation of the exchange offer, holders of private notes will no longer be, entitled to the right to receive additional interest in certain instances, as well as certain other rights under the registration rights agreement for holders of unregistered securities. If you do not tender your private notes in the exchange offer, after consummation of the exchange offer we will have no further obligation to you to register private notes under the registration rights agreement. See “The Exchange Offer.”

Resale of Exchange Notes	We believe, based on an interpretation by the staff of the SEC contained in no-action letters issued to third parties in other transactions, that, if you are not a broker-dealer, you may offer to sell, sell or otherwise transfer the exchange notes issued to you in this exchange offer without complying with the registration and prospectus delivery requirements of the Securities Act, provided that:

•	you are acquiring the exchange notes issued to you in the exchange offer in the ordinary course of your business;

•

you are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of the exchange notes issued to you in the exchange offer; and

•	you are not an “affiliate” of ours within the meaning of Rule 405 under the Securities Act.

If you are not acquiring the exchange notes in the ordinary course of your business, or if you are engaging in, intend to engage in, or have any arrangement or understanding with any person to participate in, a distribution of the exchange notes, or if you are an affiliate of EPR or any of our subsidiaries, then:

•

you cannot rely on the position of the staff of the SEC enunciated in Morgan Stanley & Co., Inc. (available June 5, 1991), Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the SEC’s letter to Shearman & Sterling dated July 2, 1993, or similar no- action letters;

•	you will not be entitled to tender your private notes in the exchange offer; and

•

in the absence of an exception from the position of the SEC stated two bullet points above, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

Furthermore, any broker-dealer that acquired any of its private notes directly from us:

•	may not rely on the position of the staff of the SEC described above; and

•	must also be named as a selling noteholder in connection with the registration and prospectus delivery requirements of the Securities Act relating to any resale transaction.

Broker-Dealers

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer in exchange for private notes acquired as a result of market-making or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. The letter of transmittal states that by so acknowledging and delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for private notes which were received by the broker-dealer for its own account as a result of market-making or other trading activities. Under the registration rights agreement, we have agreed that, if requested by such a broker-dealer, for a period of 180 days (which period may be extended in specified circumstances) from the date on which the exchange offer is consummated or such shorter period as will terminate when any such requesting broker-dealer has sold all exchange notes held by it, we will make this prospectus available to any such requesting broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

Exchange Agent	UMB Bank, n.a., the registrar and paying agent for the notes under the indenture governing the notes, is serving as the exchange agent for the notes (the “Exchange Agent”).

Consequences of Failure to Exchange	If you do not exchange your private notes for the exchange notes, you will continue to be subject to the restrictions on transfer provided in the private notes and in the indenture governing the private notes. In general, the private notes may not be offered or sold, unless registered under the Securities Act and applicable state securities laws. We do not currently plan to register the resale of the private notes under the Securities Act.

Registration Rights Agreement	You are entitled to exchange your private notes for the exchange notes with substantially identical terms. This exchange offer satisfies this right. After the exchange offer is completed, you will no longer be entitled to any exchange or registration rights with respect to your private notes.

We explain this exchange offer in greater detail beginning on page 24.

THE EXCHANGE NOTES

The summary below describes the principal terms of the exchange notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The “Description of Notes” section of this prospectus contains a more detailed description of the terms and conditions of the exchange notes. For purposes of this section entitled “—The Exchange Notes” and the section entitled “Description of Notes,” references to “we,” “us,” “our,” the “Company” or “EPR” refer only to Entertainment Properties Trust and not to its subsidiaries and references to “notes” mean the exchange notes.

The form and terms of the exchange notes are the same as the form and terms of the private notes, except that the exchange notes will be registered under the Securities Act and, therefore, the exchange notes will not be subject to the transfer restrictions, registration rights and provisions providing for an increase in the interest rate applicable to the private notes. The exchange notes will evidence the same debt as the private notes, and both the private notes and the exchange notes are governed by the same indenture.

Issuer	Entertainment Properties Trust.

Securities Offered	Up to $250.0 million in aggregate principal amount of 7.750% Senior Notes due 2020.

Stated Maturity Date	The notes will mature on July 15, 2020.

Interest	The notes will accrue interest at a rate of 7.750% per year from June 30, 2010, until maturity or earlier redemption.

Interest Payment Dates	January 15 and July 15 of each year.

Optional Redemption	We may redeem some or all the notes at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, up to, but excluding, the applicable redemption date and a make-whole premium being redeemed. See “Description of Notes—Optional Redemption.”

Change of Control	If we experience a change of control we will be required to make an offer to purchase the notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the purchase date under certain circumstances. See “Description of Notes—Repurchase of Notes Upon a Change of Control.”

Guarantees	The notes will be unconditionally guaranteed, jointly and severally, on a senior unsecured basis by our current and future restricted subsidiaries that guarantee our unsecured revolving credit facility. See “Description of Notes—Guarantees.”

Ranking

The notes will be our and the guarantors’ general senior unsecured obligations, will rank equal in right of payment with all of such entities’ existing and future senior indebtedness, including our unsecured revolving credit facility, and will rank senior in right of payment to all of such entities’ existing and future subordinated indebtedness. However, the notes will be effectively subordinated to all secured indebtedness to the extent of the value of the collateral securing such indebtedness. The notes will also be structurally subordinated to the indebtedness and other obligations of the non-guarantor subsidiaries with respect to the assets of such entities. As of March 31, 2011, the non-guarantor subsidiaries had aggregate outstanding indebtedness of approximately $713.6 million (excluding intercompany liabilities). The non-guarantor subsidiaries had assets of approximately $1.5 billion, or 54.1% of our total assets, as of March 31, 2011.

As of March 31, 2011, we had approximately $713.6 million of outstanding secured indebtedness.

Certain Covenants	The indenture governing the notes contains certain covenants that, among other things, restrict our ability and the ability of our restricted subsidiaries to, among other things:

•	incur debt; and

•	merge, consolidate or transfer all or substantially all of its assets.

We and our restricted subsidiaries will also be required to maintain total unencumbered assets of at least 150% of its unsecured debt.

These covenants are subject to a number of important exceptions and qualifications. See “Description of Notes—Certain Covenants”.

No Public Market	The notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any securities exchange or for quotation of the notes on any automated dealer quotation system. The initial purchasers of the notes have advised us that they intend to make a market in the notes, but they are not obligated to do so and may discontinue any market-making at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market for the notes. See “Plan of Distribution”.

Book-Entry Form	The notes will be issued in the form of one or more fully registered global notes in book-entry form, which will be deposited with, or on behalf of, The Depository Trust Company (“DTC”) in New York, New York. Beneficial interests in the global certificate representing the notes will be shown on, and transfers will be effected only through, records maintained by DTC and its direct and indirect participants and such interests may not be exchanged for certificated notes, except in limited circumstances. See “Book Entry System.”

Trustee	UMB Bank, n.a.

Governing Law	New York

Risk Factors

Investment in the exchange notes involves risk. You should carefully consider the information under the section titled “Risk Factors” and all other information included in this prospectus and the documents incorporated by reference herein. In addition, you should review the information set forth in “Cautionary Statements Concerning Forward-Looking Statements” before deciding to tender your outstanding private notes in the exchange offer.

SUMMARY HISTORICAL CONSOLIDATED FINANCIAL DATA

The following table sets forth our summary historical consolidated financial data as of the dates and for the periods indicated. The consolidated balance sheet data and the consolidated operating statement data as of the end of, and for each year in, the five-year period ended December 31, 2010 have been derived from the historical consolidated financial statements of Entertainment Properties Trust, which financial statements have been audited by KPMG LLP, an independent registered public accounting firm. The consolidated financial statements as of December 31, 2010 and 2009, and for each of the years in the three-year period ended December 31, 2010, and their report thereon, are incorporated by reference in this prospectus. The consolidated balance sheet data as of March 31, 2011 and the consolidated operating statement data for the three months ended March 31, 2011 have been derived from the unaudited historical consolidated financial statements of Entertainment Properties Trust, which are incorporated by reference in this prospectus. Our historical results are not necessarily indicative of future performance or results of operations. Our results for the interim period are not necessarily indicative of the results that may be expected for a full year. The financial information should be read in conjunction with, and is qualified in its entirety by reference to, the financial statements, related notes and schedules, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” included in our Annual Report on Form 10-K for the year ended December 31, 2010 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, respectively, and incorporated by reference in this prospectus.

Operating Statement Data:

(Dollars in thousands)

	Three Months Ended March 31, 2011	Year ended December 31,
	(unaudited)	2010(1)	2009	2008	2007	2006
Rental revenue	$55,382	$235,008	$195,784	$190,578	$177,798	$167,077
Tenant reimbursements	4,661	25,225	15,438	16,158	15,398	14,440
Other income	24	568	2,890	2,241	2,402	3,274
Mortgage and other financing income	13,555	52,263	44,999	60,435	28,841	10,968

Total revenue	73,622	313,064	259,111	269,412	224,439	195,759
Property operating expense	6,357	35,830	21,969	20,802	19,717	18,690
Other expense	548	1,297	2,495	2,103	4,205	3,486
General and administrative expense	5,468	18,227	15,169	15,286	12,717	12,087
Costs associated with loan refinancing	6,388	15,247	117	—	—	673
Interest expense, net	18,845	74,802	65,747	63,990	56,097	48,866
Transaction costs	1,273	7,787	3,321	1,628	253	428
Provision for loan losses(2)	—	700	70,954	—	—	—
Impairment charges(3)	1,800	463	6,357	—	—	—
Depreciation and amortization	12,062	52,099	42,111	38,824	34,373	31,008

Income before gain on sale of land, equity in income from joint ventures, gain on acquisition and discontinued operations	20,881	106,612	30,871	126,779	97,077	80,521
Gain on sale of land	—	—	—	—	129	345
Equity in income from joint ventures	774	2,138	895	1,962	1,583	759
Gain on acquisition	—	9,023	—	—	—	—

Income from continuing operations	$21,655	$117,773	$31,766	$128,741	$98,789	$81,625

Discontinued operations:
Income (loss) from discontinued operations	1,785	(3,982)	(43,672)	(1,237)	1,265	664
Gain (loss) on sale of real estate	18,293	(736)	—	119	3,240	—

Net income (loss)	41,733	113,055	(11,906)	127,623	103,294	82,289
Add: Net loss attributable to noncontrolling interests(4)	(2)	1,819	19,913	2,353	1,370	—

Net income attributable to Entertainment Properties Trust	41,731	114,874	8,007	129,976	104,664	82,289
Preferred dividend requirements	(7,552)	(30,206)	(30,206)	(28,266)	(21,312)	(11,857)
Series A preferred share redemption costs	—	—	—	—	(2,101)	—

Net income (loss) available to common shareholders	$34,179	$84,668	$(22,199)	$101,710	$81,251	$70,432

Balance Sheet Data:

(Dollars in thousands)

		December 31,
	March 31, 2011	2010	2009	2008	2007	2006
	(unaudited)
Net real estate investments	$2,060,189	$2,217,047	$1,867,358	$1,765,861	$1,671,622	$1,413,484
Mortgage notes and related accrued interest receivable, net	306,927	305,404	522,880	508,506	325,442	76,093
Investment in direct financing lease, net	229,801	226,433	169,850	166,089	—	—
Total assets	2,758,057	2,923,420	2,680,732	2,633,925	2,171,633	1,571,279
Common dividends payable	32,648	30,253	27,880	27,377	21,344	18,204
Preferred dividends payable	7,552	7,551	7,552	7,552	5,611	3,110
Long-term debt	1,050,621	1,191,179	1,141,423	1,262,368	1,081,264	675,305
Total liabilities	1,138,428	1,292,162	1,212,775	1,341,274	1,145,533	714,123
Noncontrolling interests	28,021	28,019	(4,905)	15,217	18,207	4,474
Equity	1,619,629	1,631,258	1,467,957	1,292,651	1,026,100	857,156

Other Financial Data (unaudited):

	Three Months Ended March 31, 2011	Year ended December 31,
		2010	2009	2008	2007	2006
	(unaudited)
Ratio of earnings to fixed charges(5)	2.1x	2.4x	1.5x	3.0x	2.7x	2.7x

(1)	The operating results for the year ended December 31, 2010 have not been adjusted to account for discontinued operations relating to the sale of Toronto Dundas Square, which occurred on March 29, 2011. The Company believes the adjustment is not material to the previously stated financial results.
(2)	For more information on provision for loan losses, see pages 93, 95, 102, 103 and 104 of our Annual Report on Form 10-K for the year ended December 31, 2010 and page 44 of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, each of which is incorporated by reference in this prospectus.
(3)	For more information on impairment charges, see pages 91 and 92 of our Annual Report on Form 10-K for the year ended December 31, 2010 and pages 16, 26, 43 and 44 of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, each of which is incorporated by reference in this prospectus.
(4)	As of the first quarter of 2009, we adopted FASB ASC 810-10-65-1 (formerly Statement of Financial Accounting Standard No. 160, “Noncontrolling Interests in Consolidated Financial Statements, an amendment of ARB 51”) under which noncontrolling interest of consolidated subsidiaries (previously referred to as “minority interests”) are reported as a component of equity. Resulting from this adoption, net income (loss) encompasses the total net income (loss) of all consolidated subsidiaries and there is a separate disclosure on the face of the consolidated income statement of the attribution of that net income (loss) between controlling and noncontrolling interests. The presentation and disclosure requirements of FASB ASC 810-10-65-1 are applied retrospectively and all prior period information has been presented and disclosed in accordance with these new requirements.
(5)	We have computed the ratio of earnings to fixed charges by dividing earnings by fixed charges. For this purpose, “earnings” is the sum of income from continuing operations before adjustment for income or loss from equity investees, plus fixed charges (excluding capitalized interest) and distributed income of equity investees. “Fixed charges” consist of interest expensed and capitalized and amortized premiums, discounts and capitalized expenses related to indebtedness. The ratios are based solely on historical financial information and no adjustments have been made. Earnings for the year ended December 31, 2009 include $42.2 million in impairment charges and $71.0 million in provision for loan losses. Earnings for the year ended December 31, 2010 include $0.7 million in provision for loan losses. Earnings for the three months ended March 31, 2011 includes a $1.8 million impairment charge.

RISK FACTORS

You should carefully consider the risks and uncertainties described below as well as other information contained in or incorporated by reference in this prospectus before making a decision to exchange your private notes for the exchange notes in the exchange offer, including the risks described in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2010 and, to the extent applicable, in our Quarterly Reports on Form 10-Q. The risks and uncertainties described below and incorporated herein by reference are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently consider immaterial may also adversely affect us. See “Cautionary Statement Concerning Forward-Looking Statements.” If any of the events described in the risk factors below occur, our business, financial condition, operating results and prospects could be materially adversely affected, which in turn could adversely affect our ability to repay the notes. The risk factors set forth below are generally applicable to the private notes as well as the exchange notes.

Risks relating to the exchange notes and this exchange offer

Our indebtedness may affect our ability to operate our business, and may have a material adverse effect on our financial condition and results of operations. We and the guarantors may incur additional indebtedness, including secured indebtedness.

As of March 31, 2011, we had total debt outstanding of approximately $1.1 billion and borrowing availability of approximately $295.5 million under our unsecured revolving credit facility.

Our indebtedness could have important consequences, such as:

•	limiting our ability to obtain additional financing to fund our working capital needs, acquisitions, capital expenditures or other debt service requirements or for other purposes;

•	limiting our ability to use operating cash flow in other areas of our business because we must dedicate a substantial portion of these funds to service debt;

•	limiting our ability to compete with other companies who are not as highly leveraged, as we may be less capable of responding to adverse economic and industry conditions;

•	restricting us from making strategic acquisitions, developing properties or exploiting business opportunities;

•

restricting the way in which we conduct our business because of financial and operating covenants in the agreements governing our and our subsidiaries’ existing and future indebtedness, including, in the case of certain indebtedness of subsidiaries, certain covenants that restrict the ability of subsidiaries to pay dividends or make other distributions to us;

•

exposing us to potential events of default (if not cured or waived) under financial and operating covenants contained in our or our subsidiaries’ debt instruments that could have a material adverse effect on our business, financial condition and operating results;

•	increasing our vulnerability to a downturn in general economic conditions or in pricing of our products; and

•	limiting our ability to react to changing market conditions in our industry and in our customers’ industries.

In addition to our debt service obligations, our operations require substantial investments on a continuing basis. Our ability to make scheduled debt payments, to refinance our obligations with respect to our indebtedness and to fund capital and non-capital expenditures necessary to maintain the condition of our operating assets and properties, as well as to provide capacity for the growth of our business, depends on our financial and operating performance, which, in turn, is subject to prevailing economic conditions and financial, business, competitive, legal and other factors.

Subject to the restrictions in our unsecured revolving credit facility and the indenture governing the notes offered hereby, we and the guarantors may incur significant additional indebtedness, including additional secured indebtedness. Although the terms of our unsecured revolving credit facility contain restrictions on the incurrence of additional indebtedness, these restrictions are subject to a number of qualifications and exceptions, and additional indebtedness incurred in compliance with these restrictions could be significant. If new debt is added to our and the guarantors’ current debt levels, the risks described above could increase.

We may not be able to generate sufficient cash to service all of our indebtedness, including the notes, and may be forced to take other actions to satisfy our obligations under our indebtedness that may not be successful.

Our ability to satisfy our debt obligations will depend upon, among other things:

•

our future financial and operating performance, which will be affected by prevailing economic conditions and financial, business, regulatory and other factors, many of which are beyond our control; and

•

our future ability to borrow under our unsecured revolving credit facility, the availability of which depends on, among other things, our complying with the covenants in the indenture governing the notes.

We cannot assure you that our business will generate sufficient cash flow from operations, or that we will be able to draw under our unsecured revolving credit facility or otherwise, in an amount sufficient to fund our liquidity needs.

If our cash flows and capital resources are insufficient to service our indebtedness, we may be forced to reduce or delay capital expenditures, sell assets, seek additional capital or restructure or refinance our indebtedness, including the notes. These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations. Our ability to restructure or refinance our debt will depend on the condition of the capital markets and our financial condition at such time. Any refinancing of our debt could be at higher interest rates and may require us to comply with more onerous covenants, which could further restrict our business operations. In addition, the terms of existing or future debt agreements may restrict us from adopting some of these alternatives. In the absence of such operating results and resources, we could face substantial liquidity problems and might be required to dispose of material assets or operations, sell equity, and/or negotiate with our lenders to restructure the applicable debt, in order to meet our debt service and other obligations. We may not be able to consummate those dispositions for fair market value or at all. Our unsecured revolving credit facility and the indenture governing the notes may restrict, or market or business conditions may limit, our ability to avail ourselves of some or all of these options. Furthermore, any proceeds that we could realize from any such dispositions may not be adequate to meet our debt service obligations then due.

Our debt agreements contain restrictions that will limit our flexibility in operating our business.

Our unsecured revolving credit facility and, to a lesser extent, the indenture governing the notes contain, and any instruments governing future indebtedness of ours would likely contain, a number of covenants that will impose significant operating and financial restrictions on us, including restrictions on our ability to, among other things:

•	incur additional debt or issue certain preferred shares;

•	pay dividends on or make distributions in respect of our capital stock or make other restricted payments;

•	make certain payments on debt that is subordinated or secured on a junior basis;

•	make certain investments;

•	sell certain assets;

•	create liens on certain assets;

•	consolidate, merge, sell or otherwise dispose of all or substantially all of our assets;

•	enter into certain transactions with our affiliates; and

•	designate our subsidiaries as unrestricted subsidiaries.

Any of these restrictions could limit our ability to plan for or react to market conditions and could otherwise restrict corporate activities. Any failure to comply with these covenants could result in a default under our unsecured revolving credit facility and the indenture governing the notes. Upon a default, unless waived, the lenders under our unsecured revolving credit facility could elect to terminate their commitments, cease making further loans and force us into bankruptcy or liquidation. Holders of the notes would also have the ability ultimately to force us into bankruptcy or liquidation, subject to the indenture governing the notes. In addition, a default under either our unsecured revolving credit facility or the indenture governing the notes would trigger a cross default under our other agreements and could trigger a cross default under the agreements governing our future indebtedness. Our operating results may not be sufficient to service our indebtedness or to fund our other expenditures and we may not be able to obtain financing to meet these requirements. See “Description of notes” and “Description of certain indebtedness.”

We will depend on dividends and distributions from our direct and indirect subsidiaries to fulfill our obligations under the notes. The creditors of these subsidiaries are entitled to amounts payable to them by the subsidiaries before the subsidiaries may pay any dividends or distributions to us.

Substantially all of our assets are held through our subsidiaries. We depend on these subsidiaries for substantially all of our cash flow. The creditors of each of our direct and indirect subsidiaries are entitled to payment of that subsidiary’s obligations to them, when due and payable, before distributions may be made by that subsidiary to us. Thus, our ability to service our debt obligations, including our ability to pay the interest on and principal of the notes when due, depends on our subsidiaries’ ability first to satisfy their obligations to their creditors and then to make distributions to us. Our subsidiaries are separate and distinct legal entities and have no obligations, other than under the guarantee of the notes, to make any funds available to us.

If we default on our obligations to pay our other indebtedness, we may not be able to make payments on the notes.

Any default under the agreements governing our indebtedness, including a default under our unsecured revolving credit facility, that is not waived by the required holders of such indebtedness, could leave us unable to pay principal, premium, if any, or interest on the notes and could substantially decrease the market value of the notes. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, or interest on such indebtedness, or if we otherwise fail to comply with the various covenants, including financial and operating covenants, in the instruments governing our indebtedness, including our unsecured revolving credit facility, we could be in default under the terms of the agreements governing such indebtedness. In the event of such default, the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be due and payable, together with any accrued and unpaid interest, the lenders under our unsecured revolving credit facility could elect to terminate their commitments, cease making further loans and we could be forced into bankruptcy or liquidation. If our operating performance declines, we may in the future need to seek waivers from the required lenders under our unsecured revolving credit facility to avoid being in default. If we breach our covenants under our unsecured revolving credit facility and seek waivers, we may not be able to obtain waivers from the required lenders thereunder.

Your right to receive payments on the notes is effectively subordinated to the right of lenders who have a security interest in our assets to the extent of the value of those assets.

Our obligations under our unsecured revolving credit facility, the notes and the guarantors’ obligations under their guarantees of the credit facility and the notes will be unsecured, but our obligations under certain other financing arrangements with lenders are secured by mortgages and security interests in certain of our properties and the ownership interests of certain of our subsidiaries. If we are declared bankrupt or insolvent, or if we default under our secured financing arrangements, the funds borrowed thereunder, together with accrued interest, could become immediately due and payable. If we were unable to repay such indebtedness, the lenders could foreclose on the pledged assets to the exclusion of holders of the notes, even if an event of default exists under the indenture governing the notes at such time. In any such event, because the notes are not secured by any of such assets, it is possible that there would not be sufficient assets from which your claims could be satisfied.

Claims of noteholders will be structurally subordinated to claims of creditors of any of our subsidiaries that do not guarantee the notes.

We conduct all of our operations through our subsidiaries. Subject to certain limitations, we have now, and the indenture governing the notes permits us to form or acquire in the future certain subsidiaries that are not guarantors of the notes and to permit such non-guarantor subsidiaries to acquire assets and incur indebtedness, and noteholders would not have any claim as a creditor against any of our non-guarantor subsidiaries to the assets and earnings of those subsidiaries. The claims of the creditors of those subsidiaries, including their trade creditors, banks and other lenders, would have priority over any of our claims or those of our other subsidiaries as equity holders of the non-guarantor subsidiaries. Consequently, in any insolvency, liquidation, reorganization, dissolution or other winding-up of any of the non-guarantor subsidiaries, creditors of those subsidiaries would be paid before any amounts would be distributed to us or to any of the guarantors as equity, and thus be available to satisfy our obligations under the notes and other claims against us or the guarantors.

As of March 31, 2011, the non-guarantor subsidiaries had aggregate outstanding indebtedness of approximately $713.6 million (excluding intercompany liabilities). The non-guarantor subsidiaries had assets of approximately $1.5 billion, or 54.1% of our total assets, as of March 31, 2011.

As of March 31, 2011, we had approximately $713.6 million of outstanding secured indebtedness.

We may not be able to satisfy our obligations to holders of the notes upon a change of control.

Upon the occurrence of a “change of control,” as defined in the indenture, with certain exceptions, each holder of the notes will have the right to require us to purchase the notes at a price equal to 101% of the principal amount thereof. Our failure to purchase, or to give notice of purchase of, the notes would be a default under the indenture and any such default could result in a default under certain of our other indebtedness, including our unsecured revolving credit facility. In addition, a change of control may constitute an event of default under our unsecured revolving credit facility. A default under any of our indebtedness, including our unsecured revolving credit facility, in an aggregate amount exceeding $25 million, would result in an event of default under the indenture if the default results in acceleration of the maturity of the indebtedness which is not cured within 30 days.

U.S. federal and state statutes allow courts, under specific circumstances, to avoid the guarantees, subordinate claims in respect of the guarantees and require noteholders to return payments received from the guarantors.

Certain of our subsidiaries will guarantee the obligations under the notes. The issuance of the guarantees by the guarantors may be subject to review under federal and state laws if a bankruptcy, liquidation or reorganization case or a lawsuit, including in circumstances in which bankruptcy is not involved, were commenced at some future date by, or on behalf of, the unpaid creditors of a guarantor. Under the federal bankruptcy laws and comparable provisions of state fraudulent transfer, insolvency, fictitious indebtedness and similar laws, a court may avoid or otherwise decline to enforce a guarantor’s guarantee or may subordinate the notes or such guarantee to the applicable guarantor’s existing and future indebtedness. While the relevant laws may vary from state to state, a court might do so if it found that when the applicable guarantor entered into its guarantee, or, in some states, when payments became due under such guarantee, the applicable guarantor received less than reasonably equivalent value or fair consideration in exchange for its issuance of the guarantee and:

•	was insolvent or rendered insolvent by reason of such incurrence;

•	was engaged in a business or transaction, or was about to engage in a business or transaction, for which its remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured.

Under the fictitious indebtedness laws of some states, the presence of the above-listed factors is not required for a guarantee to be invalidated.

A court would likely find that a guarantor did not receive reasonably equivalent value or fair consideration in exchange for such guarantee if such guarantor did not substantially benefit directly or indirectly from the issuance of such guarantee.

The measures of insolvency for purposes of these fraudulent transfer, insolvency and similar laws vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor, as applicable, would be considered insolvent if:

•	the sum of its debts, including contingent and unliquidated liabilities, was greater than the fair saleable value of its assets;

•

the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent and unliquidated liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

A court might also avoid a guarantee, without regard to the above factors, if the court found that the applicable subsidiary guarantor entered into its guarantee with the actual intent to hinder, delay or defraud its creditors. In addition, any payment by a guarantor pursuant to its guarantee could be avoided and required to be returned to such guarantor or to a fund for the benefit of such guarantor’s overall creditor body, and accordingly the court might direct you to repay any amounts that you had already received from such guarantor.

To the extent a court avoids any of the guarantees as fraudulent transfers or holds any of the guarantees unenforceable or avoidable for any other reason, holders of notes would cease to have any direct claim against the applicable guarantor. If a court were to take this action, the applicable guarantor’s assets would be applied first to satisfy the applicable guarantor’s direct liabilities, if any, and might not be applied to the payment of the guarantee. Sufficient funds to repay the notes may not be available from other sources, including the remaining guarantors, if any.

Each guarantee will contain a provision intended to limit the guarantor’s liability to the maximum amount that it could incur without causing the incurrence of obligations under its guarantee to be a fraudulent transfer. This provision may not be effective to protect the guarantees from being avoided under applicable fraudulent transfer laws or may reduce the guarantor’s obligation to an amount that effectively makes the guarantee worthless. In a recent Florida bankruptcy case, such a provision was found to be ineffective to protect the guarantee.

If you do not exchange your private notes pursuant to this exchange offer, you may not be able to sell your private notes.

It may be difficult for you to sell private notes that are not exchanged in the exchange offer. Those private notes may not be offered or sold unless they are registered or there are exemptions from the registration requirements under the Securities Act and applicable state securities laws.

If you do not tender your private notes or if we do not accept some of your private notes, those private notes will continue to be subject to the transfer and exchange restrictions in:

•	the indenture;

•	the legend on the private notes; and

•	the offering memorandum relating to the private notes.

The restrictions on transfer of your private notes arise because we issued the private notes pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws. In general, you may only offer or sell the private notes if they are registered under the Securities Act and applicable state securities laws, or offered and sold pursuant to an exemption from such requirements. We do not intend to register the private notes under the Securities Act. To the extent private notes are tendered and accepted in the exchange offer, the trading market, if any, for untendered private notes would be adversely affected.

If the procedures for tendering your private notes in this exchange offer are not followed, you may not receive exchange notes in exchange for your private notes.

We will issue the exchange notes in exchange for your private notes only if you tender the private notes and deliver a properly completed and duly executed letter of transmittal and other required documents before expiration of the exchange offer. You should allow sufficient time to ensure timely delivery of the necessary documents. Neither the Exchange Agent nor we are under any duty to give notification of defects or irregularities with respect to the tenders of private notes for exchange. If you are the beneficial holder of private notes that are registered in the name of your broker, dealer, commercial bank, trust company or other nominee, and you wish to tender private notes in the exchange offer, you should promptly contact the person in whose name your private notes are registered and instruct that person to tender your private notes on your behalf.

There is currently no trading market for the exchange notes, and an active public trading market for the exchange notes may not develop or, if it develops, be maintained or be liquid. The failure of an active public trading market for the exchange notes to develop or be maintained is likely to adversely affect the market price and liquidity of the exchange notes.

The exchange notes are a new issue of securities, and there is currently no existing trading market for the exchange notes. We do not intend to apply for listing of the exchange notes on any securities exchange. Accordingly, an active public trading market may not develop for the exchange notes and, even if one develops, may not be maintained or be liquid. If an active public trading market for the exchange notes does not develop or is not maintained, the market price and liquidity of the exchange notes are likely to be adversely affected and holders may not be able to sell their exchange notes at desired times and prices or at all. If any of the exchange notes are traded after their purchase, they may trade at a discount from their purchase price.

We also cannot assure you that you will be able to sell your exchange notes at a particular time or at all, or that the prices that you receive when you sell them will be favorable. If no active trading market develops, you may not be able to resell your exchange notes at their fair market value, or at all. The liquidity of, and trading market for, the exchange notes may also be adversely affected by, among other things:

•	prevailing interest rates;

•	our operating performance and financial condition;

•	the interest of securities dealers in making a market; and

•	the market for similar securities.

It is possible that the market for the exchange notes will be subject to disruptions. Any disruptions may have a negative effect on holders of the exchange notes, regardless of our prospects and financial performance.

The market price of the exchange notes may fluctuate significantly.

The market price of the exchange notes may fluctuate significantly in response to many factors, including:

•	actual or anticipated variations in our operating results, funds from operations, cash flows, liquidity or distributions;

•	changes in our earnings estimates or those of analysts;

•	publication of research reports about us or the real estate industry or the office and industrial sectors in which we operate;

•	the failure to maintain our current credit ratings or comply with our debt covenants;

•	increases in market interest rates;

•	changes in market valuations of similar companies;

•	adverse market reaction to any securities we may issue or additional debt we incur in the future;

•	additions or departures of key management personnel;

•	actions by institutional investors;

•	speculation in the press or investment community;

•	continuing high levels of volatility in the credit markets;

•	the realization of any of the other risk factors included in or incorporated by reference in this prospectus; and

•	general market and economic conditions.

In addition, many of the factors listed above are beyond our control. These factors may cause the market price of the exchange notes to decline, regardless of our financial condition, results of operations, business or prospects. It is impossible to assure investors that the market price of the exchange notes will not fall in the future, and it may be difficult for investors to resell the exchange notes at prices they find attractive, or at all.

An increase in interest rates could result in a decrease in the market value of the exchange notes.

In general, as market interest rates rise, notes bearing interest at a fixed rate generally decline in value. Consequently, if you purchase these exchange notes and market interest rates increase, the market value of your exchange notes may decline. We cannot predict the future level of market interest rates.

A downgrade in the credit ratings for our senior debt could materially adversely affect our business and financial condition and the market value of the exchange notes.

The Company has been assigned senior debt ratings by Moody’s, Fitch and Standard & Poor’s of Baa3, BBB- and BB+, respectively. The credit ratings assigned to our senior debt could change based upon, among other things, our results of operations and financial condition. These ratings are subject to ongoing evaluation by credit rating agencies, and we cannot assure you that any rating will not be changed or withdrawn by a rating agency in the future if, in its judgment, circumstances warrant. Moreover, these credit ratings are not recommendations to buy, sell or hold the notes or any other securities. If any of the credit rating agencies that have rated our senior debt downgrades or lowers its credit rating, or if any credit rating agency indicates that it has placed any such rating on a so-called “watch list” for a possible downgrading or lowering or otherwise indicates that its outlook for that rating is negative, it could have a material adverse effect on the market value of the exchange notes and our costs and availability of capital, which could in turn have a material adverse effect on our financial condition, results of operations, cash flows and our ability to satisfy our debt service obligations.

THE EXCHANGE OFFER

Purpose of the Exchange Offer

On June 30, 2010, we issued $250.0 million of the private notes to J.P. Morgan Securities Inc., Barclays Capital Inc., RBC Capital Markets Corporation and KeyBanc Capital Markets Inc., the initial purchasers, pursuant to a purchase agreement. The initial purchasers subsequently sold the private notes to “qualified institutional buyers,” as defined in Rule 144A under the Securities Act, in reliance on Rule 144A, and outside the United States under Regulation S of the Securities Act. As a condition to the sale of the private notes, we entered into a registration rights agreement with the representatives of the initial purchasers on June 30, 2010. Pursuant to the registration rights agreement, we agreed that we would:

(1)	use commercially reasonable efforts to file an exchange offer registration statement with the SEC;

(2)	use commercially reasonable efforts to cause the exchange offer registration statement to become effective at the earliest possible time under the Securities Act;

(3)	use commercially reasonable efforts to cause the exchange offer to be consummated on or before June 25, 2011; and

(4)	in some circumstances, file a shelf registration statement providing for the sale of the private notes by the holders thereof.

Upon the effectiveness of the exchange offer registration statement, we will offer the exchange notes in exchange for the private notes. A copy of the registration rights agreement is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part.

Resale of the Exchange Notes

Based upon an interpretation by the staff of the SEC contained in no-action letters issued to third parties, we believe that you may exchange private notes for exchange notes in the ordinary course of business. For further information on the SEC’s position, see Exxon Capital Holdings Corporation, available May 13, 1988, Morgan Stanley & Co. Incorporated, available June 5, 1991, and Shearman & Sterling, available July 2, 1993, and other interpretive letters to similar effect. You will be allowed to resell exchange notes to the public without further registration under the Securities Act and without delivering to purchasers of the exchange notes a prospectus that satisfies the requirements of Section 10 of the Securities Act so long as you do not participate, do not intend to participate, and have no arrangement or understanding with any person to participate, in a distribution of the exchange notes. However, the foregoing does not apply to you if you are: a broker-dealer who purchased the exchange notes directly from us to resell pursuant to Rule 144A or any other available exemption under the Securities Act; or you are an “affiliate” of ours within the meaning of Rule 405 under the Securities Act. By exchanging your private notes for exchange notes in the Exchange Offer, you will acknowledge that you are not an “affiliate” of ours.

In addition, if you are a broker-dealer, or you acquire exchange notes in the exchange offer for the purpose of distributing or participating in the distribution of the exchange notes, you cannot rely on the position of the staff of the SEC contained in the no-action letters mentioned above or other interpretive letters to similar effect and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, unless an exemption from registration is otherwise available.

Each broker-dealer that receives exchange notes for its own account in exchange for private notes, which the broker-dealer acquired as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. By delivering a prospectus, a broker-dealer may be deemed to be an “underwriter” within the meaning of the Securities Act. A broker-dealer may use this prospectus, as it may be amended or supplemented from time to time, in connection with resales of exchange notes received in exchange for private notes which the broker-dealer acquired as a result of market-making or other trading activities.

Terms of the Exchange Offer

Upon the terms and subject to the conditions described in this prospectus and in the accompanying letter of transmittal, which together constitute the exchange offer, we will accept any and all private notes validly tendered and not withdrawn before the expiration date. We will issue $2,000 principal amount of exchange notes in exchange for each $2,000 principal amount of outstanding private notes surrendered pursuant to the exchange offer. You may tender private notes only in integral multiples of $1,000.

The form and terms of the exchange notes are the same as the form and terms of the private notes except that:

•	we will register the exchange notes under the Securities Act and, therefore, the exchange notes will not bear legends restricting their transfer; and

•

holders of the exchange notes will not be entitled to any of the rights of holders of private notes under the registration rights agreement, which rights will terminate upon the completion of the exchange offer.

The exchange notes will evidence the same debt as the private notes and will be issued under the same indenture, so the exchange notes and the private notes will be treated as a single class of debt securities under the indenture.

As of the date of this prospectus, $250.0 million in aggregate principal amount of the private notes are outstanding and registered in the name of Cede & Co., as nominee for DTC. Only registered holders of the private notes, or their legal representative or attorney-in-fact, as reflected on the records of the trustee under the indenture, may participate in the exchange offer. We will not set a fixed record date for determining registered holders of the private notes entitled to participate in the exchange offer.

You do not have any appraisal or dissenters’ rights under the indenture in connection with the exchange offer. We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement and the applicable requirements of the Securities Act, the Exchange Act and the rules and regulations of the SEC.

We will be deemed to have accepted validly tendered private notes when, as and if we have given written notice of acceptance to the Exchange Agent. The Exchange Agent will act as your agent for the purposes of receiving the exchange notes from us.

If you tender private notes in the exchange offer you will not be required to pay brokerage commissions or fees with respect to the exchange of private notes pursuant to the exchange offer. We will pay all charges and expenses, other than the applicable taxes described below, in connection with the exchange offer.

Expiration Date; Extensions; Amendments

The term “expiration date” will mean 5:00 p.m., New York City time on                     , 2011 (the 21st business day following commencement of the exchange offer), unless we, in our sole discretion, extend the exchange offer, in which case the term expiration date will mean the latest date and time to which we extend the exchange offer.

To extend the exchange offer, we will notify the Exchange Agent and each registered holder of any extension in writing by a press release or other public announcement before 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. The notice of extension will disclose the aggregate principal amount of the private notes that have been tendered as of the date of such notice.

We reserve the right, in our reasonable discretion:

•	to delay accepting any private notes due to an extension of the exchange offer; or

•	if any conditions listed below under “—Conditions” are not satisfied, to terminate the exchange offer,

in each case by written notice of the delay, extension or termination to the Exchange Agent and by press release or other public announcement.

We will follow any delay in acceptance, extension or termination as promptly as practicable by written notice to the registered holders by a press release or other public announcement. If we amend the exchange offer in a manner we determine constitutes a material change, we will promptly disclose the amendment in a prospectus supplement that we will distribute to the registered holders. We will also extend the exchange offer for a period of five to ten business days, depending upon the significance of the amendment and the manner of disclosure, if the exchange offer would otherwise expire during the five to ten business day period.

Interest on the Exchange Notes

The exchange notes will bear interest at the same rate and on the same terms as the private notes. Consequently, the exchange notes will bear interest at a rate equal to 7.750% per year (calculated using a 360-day year). Interest will be payable on the exchange notes semi-annually on each January 15 and July 15.

Interest on the exchange notes will accrue from the last interest payment date on which interest was paid on the private notes or, if no interest has been paid on the private notes, from the date of initial issuance of the private notes. We will deem the right to receive any interest accrued but unpaid on the private notes waived by you if we accept your private notes for exchange.

Procedures for Tendering

Valid Tender

Except as described below, a tendering holder must, prior to the expiration date, transmit to UMB Bank, n.a., the Exchange Agent, at the address listed under the heading “—Exchange Agent”:

•	a properly completed and duly executed letter of transmittal, including all other documents required by the letter of transmittal; or

•	if the private notes are tendered in accordance with the book-entry procedures listed below, an agent’s message.

In addition, a tendering holder must:

•	deliver certificates, if any, for the private notes to the Exchange Agent at or before the expiration date; or

•

deliver a timely confirmation of book-entry transfer of the private notes into the Exchange Agent’s account at DTC, the book-entry transfer facility, along with the letter of transmittal or an agent’s message; or

•	comply with the guaranteed delivery procedures described below.

The term “agent’s message” means a message, transmitted by DTC to and received by the Exchange Agent and forming a part of a book-entry confirmation, that states that DTC has received an express acknowledgment that the tendering holder agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against this holder.

If the letter of transmittal is signed by a person other than the registered holder of private notes, the letter of transmittal must be accompanied by a written instrument of transfer or exchange in satisfactory form duly executed by the registered holder with the signature guaranteed by an eligible institution. The private notes must be endorsed or accompanied by appropriate powers of attorney. In either case, the private notes must be signed exactly as the name of any registered holder appears on the private notes.

If the letter of transmittal or any private notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, these persons should so indicate when signing. Unless waived by us, proper evidence satisfactory to us of their authority to so act must be submitted.

By tendering private notes pursuant to the exchange offer, each holder will represent to us that, among other things, the exchange notes are being acquired in the ordinary course of business of the person receiving the exchange notes, whether or not that person is the holder, and neither the holder nor the other person has any arrangement or understanding with any person to participate in the distribution of the exchange notes. In the case of a holder that is not a broker-dealer, that holder, by tendering private notes pursuant to the exchange offer, will also represent to us that the holder is not engaged in and does not intend to engage in a distribution of the exchange notes.

The method of delivery of private notes, letters of transmittal and all other required documents is at your election and risk. If the delivery is by mail, we recommend that you use registered mail, properly insured, with return receipt requested. In all cases, you should allow sufficient time to assure timely delivery. You should not send letters of transmittal or private notes to us.

If you are a beneficial owner whose private notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and wish to tender, you should promptly instruct the registered holder to tender on your behalf. Any registered holder that is a participant in DTC’s book-entry transfer facility system may make book-entry delivery of the private notes by causing DTC to transfer the private notes into the Exchange Agent’s account, including by means of DTC’s Automated Tender Offer Program.

Signature Guarantees

Signatures on a letter of transmittal or a notice of withdrawal must be guaranteed, unless the private notes surrendered for exchange are tendered:

•	by a registered holder of the private notes who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal; or

•	for the account of an “eligible institution.”

If signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, the guarantees must be by an “eligible institution.” An “eligible institution” is an “eligible guarantor institution” meeting the requirements of the registrar for the notes, which requirements include membership or participation in the Security Transfer Agent Medallion Program, or STAMP, or such other “signature guarantee program” as may be determined by the registrar for the notes in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act.

Book-Entry Transfer

The Exchange Agent will make a request to establish an account for the private notes at DTC for purposes of the exchange offer within two business days after the date of this prospectus. Any financial institution that is a participant in DTC’s systems must make book-entry delivery of private notes by causing DTC to transfer those private notes into the Exchange Agent’s account at DTC in accordance with DTC’s procedure for transfer. The participant should transmit its acceptance to DTC at or prior to the expiration date or comply with the guaranteed delivery procedures described below. DTC will verify this acceptance, execute a book-entry transfer of the tendered private notes into the Exchange Agent’s account at DTC and then send to the Exchange Agent confirmation of this book-entry transfer. The confirmation of this book-entry transfer will include an agent’s message confirming that DTC has received an express acknowledgment from this participant that this participant has received and agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against this participant.

Delivery of exchange notes issued in the exchange offer may be effected through book-entry transfer at DTC. However, the letter of transmittal or facsimile of it or an agent’s message, with any required signature guarantees and any other required documents, must:

•	be transmitted to and received by the Exchange Agent at the address listed under “—Exchange Agent” at or prior to the expiration date; or

•	comply with the guaranteed delivery procedures described below.

Delivery of documents to DTC in accordance with DTC’s procedures does not constitute delivery to the Exchange Agent.

Guaranteed Delivery

If a registered holder of private notes desires to tender the private notes, and the private notes are not immediately available, or time will not permit the holder’s private notes or other required documents to reach the Exchange Agent before the expiration date, or the procedure for book-entry transfer described above cannot be completed on a timely basis, a tender may nonetheless be made if:

•	the tender is made through an eligible institution;

•

prior to the expiration date, the Exchange Agent received from an eligible institution a properly completed and duly executed notice of guaranteed delivery, substantially in the form provided by us, by facsimile transmission, mail or hand delivery:

•	stating the name and address of the holder of private notes and the amount of private notes tendered;

•	stating that the tender is being made; and

•

guaranteeing that within three New York Stock Exchange trading days after the expiration date, the certificates for all physically tendered private notes, in proper form for transfer, or a book-entry confirmation, as the case may be, and a properly completed and duly executed letter of transmittal, or an agent’s message, and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent; and

•

the certificates for all physically tendered private notes, in proper form for transfer, or a book-entry confirmation, as the case may be, and a properly completed and duly executed letter of transmittal, or any agent’s message, and all other documents required by the letter of transmittal, are received by the Exchange Agent within three New York Stock Exchange trading days after the expiration date.

Determination of Validity

We will determine in our sole discretion all questions as to the validity, form and eligibility of private notes tendered for exchange. This discretion extends to the determination of all questions concerning the time of receipt, acceptance and withdrawal of tendered private notes. These determinations will be final and binding. We reserve the absolute right to reject any and all private notes not properly tendered or any private notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to any particular private note either before or after the expiration date, including the right to waive the ineligibility of any tendering holder. Our interpretation of the terms and conditions of the exchange offer as to any particular private note either before or after the expiration date, including the letter of transmittal and the instructions to the letter of transmittal, shall be final and binding on all parties. Unless waived, you must cure any defects or irregularities with respect to tenders of private notes within the time we determine. Although we intend to notify you of defects or irregularities with respect to tenders of private notes, neither we, the Exchange Agent nor any other person will incur any liability for failure to give you that notification. Unless waived, we will not deem tenders of private notes to have been made until you cure any defects or irregularities.

Other Rights

While we have no present plan to acquire any private notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any private notes that are not tendered in the exchange offer, we reserve the right in our sole discretion to purchase or make offers for any private notes that remain outstanding after the expiration date. We also reserve the right to terminate the exchange offer, as described below under “—Conditions,” and, to the extent permitted by applicable law, purchase private notes in the open market, in privately negotiated transactions or otherwise. The terms of any of those purchases or offers could differ from the terms of the exchange offer.

Acceptance of Private Notes for Exchange; Issuance of Exchange Notes

Upon the terms and subject to the conditions of the exchange offer, we will accept, promptly after the expiration date, all private notes properly tendered. We will issue the exchange notes promptly after acceptance of the private notes. For purposes of the exchange offer, we will be deemed to have accepted properly tendered private notes for exchange when, as and if we have given oral or written notice to the Exchange Agent, with prompt written confirmation of any oral notice.

In all cases, issuance of exchange notes for private notes will be made only after timely receipt by the Exchange Agent of:

•	certificates for the private notes, or a timely book-entry confirmation of the private notes, into the Exchange Agent’s account at the book-entry transfer facility;

•	a properly completed and duly executed letter of transmittal or an agent’s message; and

•	all other required documents.

For each private note accepted for exchange, the holder of the private note will receive an exchange note having a principal amount equal to that of the surrendered private note.

Return of Notes

Unaccepted or non-exchanged private notes will be returned without expense to the tendering holder of the private notes. In the case of private notes tendered by book-entry transfer in accordance with the book-entry procedures described above, the non-exchanged private notes will be credited to an account maintained with DTC as promptly as practicable after the expiration or termination of the exchange offer.

Withdrawal of Tenders

Except as otherwise provided in this prospectus, you may withdraw tenders of private notes at any time before 5:00 p.m., New York City time, on the expiration date.

For a withdrawal to be effective, the Exchange Agent must receive a written notice of withdrawal at the address or, in the case of eligible institutions, at the facsimile number, indicated under “—Exchange Agent” before the expiration date. Any notice of withdrawal must:

•	specify the name of the person, referred to as the depositor, having tendered the private notes to be withdrawn;

•	identify the private notes to be withdrawn, including the certificate number or numbers and principal amount of the private notes;

•	contain a statement that the holder is withdrawing its election to have the private notes exchanged;

•

be signed by the holder in the same manner as the original signature on the letter of transmittal by which the private notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer to have the trustee with respect to the private notes register the transfer of the private notes in the name of the person withdrawing the tender; and

•	specify the name in which the private notes are registered, if different from that of the depositor.

If certificates for private notes have been delivered or otherwise identified to the Exchange Agent, then, prior to the release of these certificates the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and signed notice of withdrawal with signatures guaranteed by an eligible institution, unless this holder is an eligible institution. If private notes have been tendered in accordance with the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn private notes.

We will determine in our sole discretion all questions as to the validity, form and eligibility of the notices, and our determination will be final and binding on all parties. We will not deem any properly withdrawn private notes to have been validly tendered for purposes of the exchange offer, and we will not issue exchange notes with respect to those private notes, unless you validly retender the withdrawn private notes. You may retender properly withdrawn private notes by following the procedures described above under “—Procedures for Tendering” at any time before 5:00 p.m., New York City time, on the expiration date.

Conditions

Notwithstanding any other term of the exchange offer, we will not be required to accept for exchange, or exchange the exchange notes for, any private notes, and may terminate the exchange offer as provided in this prospectus before the expiration of the exchange offer, if, in our reasonable judgment, the exchange offer violates applicable law, rules or regulations or an applicable interpretation of the staff of the SEC.

If we determine in our reasonable discretion that any of these conditions are not satisfied, we may:

•	refuse to accept any private notes and return all tendered private notes to you;

•	extend the exchange offer and retain all private notes tendered before the exchange offer expires, subject, however, to your rights to withdraw the private notes; or

•	waive the unsatisfied conditions with respect to the exchange offer and accept all properly tendered private notes that have not been withdrawn.

If the waiver constitutes a material change to the exchange offer, we will promptly disclose the waiver by means of a prospectus supplement that we will distribute to the registered holders of the private notes, and we will extend the exchange offer for a period of five to ten business days, depending upon the significance of the waiver and the manner of disclosure to the registered holders, if the exchange offer would otherwise expire during the five to ten business day period.

Termination of Rights

All of your rights under the registration rights agreement will terminate upon consummation of the exchange offer, except with respect to our continuing obligations:

•	to indemnify you and parties related to you against liabilities, including liabilities under the Securities Act; and

•	to provide, upon your request, the information required by Rule 144A(d)(4) under the Securities Act to permit resales of the notes pursuant to Rule 144A.

Shelf Registration

In the event that:

(1)	we determine that an exchange offer is not available or may not be completed because it would violate any applicable law or applicable interpretations of the SEC;

(2)	an exchange offer is not for any other reason completed on or prior to June 25, 2011; or

(3)	we receive a request from any initial purchaser of the private notes that represents that it holds private notes that are or were ineligible to be exchanged for the exchange notes in the exchange offer, we shall use our commercially reasonable efforts to cause to be filed with the SEC as soon as practicable after such determination, date or request, as the case may be, but in no event later than 30 days after such determination, date or request, a shelf registration statement providing for the sale of all the registrable securities by the holders thereof and to have such shelf registration statement declared effective by the SEC no later than 90 days after such determination, date or request; provided that no holder shall be entitled to have its registrable securities covered by such shelf registration statement unless such holder has satisfied certain conditions relating to the provision of information in connection with the shelf registration statement.

For purposes of this prospectus, “registrable securities” shall mean the private notes; provided that the private notes shall cease to be registrable securities (a) when a registration statement with respect to such private notes has been declared effective under the Securities Act and such private notes have been exchanged or disposed of pursuant to such registration statement, (b) when such private notes are eligible to be sold pursuant to Rule 144 (or any similar provision then in force, but not Rule 144A) under the Securities Act or (c) when such private notes cease to be outstanding.

Liquidated Damages

If (i) the exchange offer is not completed (or, if required under certain circumstances, the shelf registration statement is not declared effective) on or before June 25, 2011, (ii) the exchange offer registration statement or the shelf registration statement, if required, becomes effective and ceases to be usable for more than 60 days (whether or not consecutive) in any 12-month period, or (iii) holders of notes under certain circumstances are not eligible to participate in the exchange offer and request a shelf registration statement and such shelf registration statement is not declared effective within 90 days of such request (in each of case (i), (ii), or (iii), a “registration default”), the annual interest rate borne by the applicable notes will be increased 0.25% per annum, with respect to the first 90 days after the applicable registration default, and, if the applicable registration default has not been cured prior to the end of such 90-day period, by an additional 0.25% per annum (provided that the interest rate will not be increased by more than 1.0% per annum in the aggregate and we will not in any event be required to pay additional interest accrued for more than one registration default at any given time), in each case until the applicable registration default has been cured. Upon completion of the exchange offer, any additional interest resulting from clauses (i), (ii) or (iii) as applicable, will cease to accrue.

Exchange Agent

We have appointed UMB Bank, n.a. as Exchange Agent for the exchange offer of notes. All executed letters of transmittal and any other required documents should be directed to the Exchange Agent at the address or facsimile number set forth below. You should direct questions and requests for assistance and requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery to the Exchange Agent addressed as follows:

UMB Bank, n.a.

By Hand, Overnight Delivery or Mail	By Facsimile Transmission

(Registered or Certified Mail Recommended):	(for eligible institutions only):

1010 Grand Blvd., 4th Floor Kansas City, Missouri 64106 Attn.: Anthony Hawkins	(816) 860-3029 Attn: Anthony Hawkins

Fax cover sheets should provide a call back number and request a call back, upon receipt.

Confirm receipt by calling:
(816) 860-3014

For Information Call:

(816) 860-3014

Fees and Expenses

We will bear the expenses of soliciting tenders. We have not retained any dealer manager in connection with the exchange offer and will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer. We will, however, pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses.

We will pay the cash expenses incurred in connection with the exchange offer. These expenses include registration fees, fees and expenses of the Exchange Agent and the trustee, accounting and legal fees and printing costs, among others.

We will pay all transfer taxes, if any, applicable to the exchange of notes pursuant to the exchange offer. If, however, a transfer tax is imposed for any reason other than the exchange of the private notes pursuant to the exchange offer, then you must pay the amount of the transfer taxes. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to you.

Consequence of Failures to Exchange

Participation in the exchange offer is voluntary. We urge you to consult your financial and tax advisors in making your decisions on what action to take. Private notes that are not exchanged for exchange notes pursuant to the exchange offer will remain restricted securities. Accordingly, those private notes may be resold only:

•	to us or one of our subsidiaries;

•

for so long as the private notes are eligible for resale pursuant to Rule 144A under the Securities Act, to a person whom the seller reasonably believes is a “qualified institutional buyer” as defined in Rule 144A under the Securities Act that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the transfer is being made in reliance on Rule 144A and otherwise in a transaction meeting the requirements of Rule 144A;

•	pursuant to a registration statement that has been declared effective under the Securities Act;

•	pursuant to offers and sales that occur outside the United States to non-U.S. persons within the meaning of Regulation S under the Securities Act; or

•

pursuant to another available exemption from the registration requirements of the Securities Act, subject to our and the trustee’s right prior to any such offer, sale or transfer to require the delivery of an opinion of counsel and/or other information satisfactory to each of us or the trustee.

In each case, the private notes may be resold only in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction.

Accounting Treatment

The exchange notes will be recorded at the same carrying value as the private notes, as reflected in our accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized.

USE OF PROCEEDS

The exchange offer satisfies an obligation under the registration rights agreement relating to the private notes. We will not receive any cash proceeds from the exchange offer.

The net proceeds from the sale of the private notes after deducting discounts, commissions and the expenses of the offering, were approximately $239.9 million.

Contemporaneously with the sale of the private notes, we entered into a new unsecured revolving credit facility. See “Description of Certain Indebtedness-Unsecured Revolving Credit Facility.” We used the net proceeds from the sale of the private notes and the initial loans under the unsecured revolving credit facility to repay the entire outstanding balance of our secured revolving credit facility, to repay in full our term loan credit facility, to repay in full our Toronto Dundas Square credit facility, and to pay fees and expenses associated with the early repayment of such facilities. Affiliates of certain of the initial purchasers of the private notes acted as lenders and/or agents under our secured revolving credit facility, our existing term loan credit facility or our Toronto Dundas Square credit facility.

DESCRIPTION OF NOTES

You can find the definitions of certain terms used in this description under “—Certain Definitions.” The terms “Issuer,” “we,” “us,” “our,” “EPR” or the “Company” refer to Entertainment Properties Trust and not to any of its subsidiaries.

We issued the private notes and will issue the exchange notes (the “Notes”) pursuant to an Indenture (the “Indenture”) among the Issuer, the Guarantors and UMB Bank, n.a., as trustee (the “Trustee”). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). You may request copies of the Indenture and the form of Note from us. The Notes are subject to all such terms, and prospective investors are referred to the Indenture and the Trust Indenture Act for a statement thereof. The following summary of the material provisions of the Indenture does not purport to be complete and is qualified in its entirety by reference to the Indenture, including the definitions therein of certain terms used below.

The registered holder of a Note will be treated as the owner of it for all purposes. Only registered holders will have rights under the Indenture.

Brief description of the notes and the guarantees

The Notes

The Notes will be:

•	general unsecured obligations of the Issuer;

•	equal in right of payment with all other existing and future senior Debt of the Issuer, including Debt under the Credit Agreement;

•	senior in right of payment to any future subordinated Debt of the Issuer;

•	effectively subordinated to any existing and future secured Debt of the Issuer to the extent of the value of the collateral securing such Debt;

•	structurally subordinated to the liabilities and preferred stock of our non-Guarantor subsidiaries; and

•	fully and unconditionally guaranteed by the Guarantors.

As of March 31, 2011, the non-guarantor subsidiaries had aggregate outstanding indebtedness of approximately $713.6 million (excluding intercompany liabilities). The non-guarantor subsidiaries had assets of approximately $1.5 billion, or 54.1% of our total assets, as of March 31, 2011. As of March 31, 2011, we had approximately $713.6 million of outstanding secured indebtedness. See “Risk Factors—Risks relating to the exchange notes and this exchange offer—Claims of noteholders will be structurally subordinated to claims of creditors of any of our subsidiaries that do not guarantee the notes” and “Risk Factors—Risks relating to the exchange notes and this exchange offer—Your right to receive payments on the notes is effectively subordinated to the rights of lenders who have a security interest in our assets to the extent of the value of those assets.”

The Guarantees

The Notes will be guaranteed by each of the Issuer’s current and future Domestic Subsidiaries that is a guarantor of or borrower under the Credit Agreement until certain conditions are met.

Each guarantee of the Notes will be:

•	a general unsecured obligation of the Guarantor;

•	equal in right of payment with all other existing and future senior Debt of that Guarantor, including its Guarantee of the Credit Agreement;

•	senior in right of payment to any future subordinated Debt of the Guarantor;

•	effectively subordinated to any existing and future secured Debt of the Guarantor to the extent of the value of the collateral securing such Debt; and

•	structurally subordinated to the liabilities and preferred stock of our non-Guarantor subsidiaries.

See “Risk Factors—Risks relating to the exchange notes and this exchange offer—U.S. federal and state statutes allow courts, under specific circumstances, to avoid the guarantees, subordinate claims in respect of the guarantees and require note holders to return payments received from the guarantors.”

Unrestricted Subsidiaries

Certain of our subsidiaries created or acquired after the date of the Indenture may be designated by us as Unrestricted Subsidiaries if the conditions set forth in the definition are met.

Principal, Interest and Maturity

The Issuer issued $250.0 million aggregate principal amount of Notes. The Notes will mature on July 15, 2020. Interest on the Notes will accrue at the rate of 7.750% per annum and will be payable semi-annually in arrears on January 15 and July 15 to holders of record of Notes on the immediately preceding January 1 and July 1. The Indenture provides for the issuance of additional Notes having identical terms and conditions as the Notes (the “Additional Notes”) from time to time after this offering, subject to the provisions of the Indenture described below under the caption “—Certain Covenants—Limitations on Incurrence of Debt.” Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Notes will be issued in denominations of $2,000 and integral multiples of $1,000 thereof. All payments will be in immediately available funds.

If any interest payment date or stated maturity falls on a day that is not a business day, the required payment shall be made on the next business day as if it were made on the date such payment was due and no interest shall accrue on the amount so payable for the period from and after such interest payment date or the maturity date, as the case may be.

Additional interest is payable with respect to the Notes in certain circumstances if the Issuer does not consummate this exchange offer (or shelf registration, if applicable) as provided in the registration rights agreement. See “The Exchange Offer-Liquidated Damages.”

Guarantees

The Notes will be guaranteed by each of our current and future Domestic Subsidiaries that is a guarantor of or borrower under the Credit Agreement. These Guarantees will be joint and several obligations of the Guarantors. The obligations of each Guarantor under its Guarantee will be limited as necessary to prevent that Guarantee from constituting a fraudulent conveyance under applicable law. See “Risk Factors—Risks relating to the exchange notes and this exchange offer—U.S. federal and state statutes allow courts, under specific circumstances, to avoid the guarantees, subordinate claims in respect of the guarantees and require note holders to return payments received from the guarantors”.

A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than any Issuer or another Guarantor, unless:

(1)	immediately after giving effect to that transaction, no Default or Event of Default exists under the Indenture; and

(2)	subject to the provisions of the following paragraph, the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of that Guarantor under the Indenture and its Guarantee pursuant to a supplemental indenture satisfactory to the Trustee.

The Guarantee of a Guarantor will be released, and any Person acquiring assets (including by way of merger or consolidation) or Capital Stock of a Guarantor in accordance with the provisions of (1) or (2) below shall not be required to assume the obligations of any such Guarantor:

(1)	in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Issuer or a Guarantor;

(2)	in connection with any sale of all of the Capital Stock of a Guarantor to a Person that is not (either before or after giving effect to such transaction) Issuer or a Guarantor;

(3)	in connection with a Guarantor becoming an Unrestricted Subsidiary in accordance with the applicable provisions of the Indenture;

(4)	in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor and the dissolution of that Guarantor, in each case in accordance with the applicable provisions of the Indenture;

(5)	in the event that the Issuer exercises its discharge or full defeasance options as described under “—Discharge, defeasance and covenant defeasance”; or

(6)	in the event that the obligation as a borrower or guarantor by such Guarantor of the Credit Agreement is released or discharged (other than as a result of payment under such obligation) and such Guarantor is not otherwise required to provide a Guarantee in accordance with the covenant described under “—Certain Covenants—Additional Guarantees.”

Optional Redemption

The Issuer will not be entitled to redeem all or any portion of the Notes at its option except as provided in the next sentence. The Issuer will be entitled at its option to redeem all or any portion of the Notes at a redemption price equal to 100% of the principal amount of such Notes plus the Applicable Premium as of, and any accrued and unpaid interest to, but not including, the redemption date (subject to the right of the holders of Notes on the relevant record date to receive interest due on the relevant interest payment date). Notice of such redemption must be mailed by first-class mail to each note holder’s registered address, not less than 30 nor more than 60 days prior to the redemption date (or such shorter period as is satisfactory to the trustee). The notice of redemption will specify, among other items, the redemption price and the principal amount of the Notes held by the holder to be redeemed.

After notice of optional redemption has been given as provided in the Indenture, if funds for the redemption of any Notes called for redemption have been made available on the redemption date, such Notes called for redemption will cease to bear interest on the date fixed for the redemption specified in the redemption notice and the only right of the holders of such Notes will be to receive payment of the redemption price.

The Issuer will notify the Trustee at least 45 days prior to the redemption date (or such shorter period as is satisfactory to the Trustee) of the aggregate principal amount of the Notes to be redeemed and the redemption date. If less than all the Notes are to be redeemed, the Trustee shall select, pro rata or by lot or by any such similar method in accordance with the procedures of DTC, the Notes to be redeemed. Notes may be redeemed in part in the minimum authorized denomination for the Notes or in any integral multiple thereof. The paying agent will promptly mail to each holder of Notes to be redeemed payment for such Notes, and the Trustee will promptly authenticate and mail, or cause to be transferred by book entry, to each holder a new Note in principal amount equal to any unpurchased portion of the Notes redeemed.

Certain Covenants

Limitations on Incurrence of Debt

The Issuer will not, and will not permit any Restricted Subsidiary to, incur any additional Debt (other than Permitted Debt) if, immediately after giving effect to the incurrence of such additional Debt and the application of the proceeds thereof, the aggregate principal amount of all of the Issuer’s and its Restricted Subsidiaries’ outstanding Debt on a consolidated basis determined in accordance with GAAP would be greater than 60% of the sum of (without duplication):

(1)	the Total Assets of the Issuer and its Restricted Subsidiaries as of the end of the calendar year or quarter covered by the Issuer’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the Commission (or, if such filing is not permitted under the Exchange Act, as of the end of the calendar quarter covered by the Issuer’s most recent report filed with the Trustee) prior to the incurrence of such additional Debt (the “Measurement Date”); and

(2)	the purchase price of any Real Estate Assets or mortgages receivable acquired, and the amount of any securities offering proceeds received (to the extent that such proceeds were not used to acquire Real Estate Assets or mortgages receivable or used to reduce Debt), by the Issuer or any of its Restricted Subsidiaries on a consolidated basis since the Measurement Date (such sum of clauses (1) and (2) being collectively referred to as “Adjusted Total Assets”).

In addition to the above limitations on the incurrence of Debt, the Issuer will not, and will not permit any Restricted Subsidiary to, incur any Secured Debt (other than Permitted Debt) if, immediately after giving effect to the incurrence of such additional Secured Debt and the application of the proceeds thereof, the aggregate principal amount of all of the Issuer’s and its Restricted Subsidiaries’ outstanding Secured Debt on a consolidated basis in accordance with GAAP is greater than 40% of Adjusted Total Assets.

In addition to the above limitations on the incurrence of Debt, the Issuer will not, and will not permit any Restricted Subsidiary to, incur any Debt (other than Permitted Debt) if the ratio of Consolidated Income Available for Debt Service to the Annual Debt Service for the four consecutive fiscal quarters ended on the Measurement Date shall have been less than 1.5x, on a pro forma basis after giving effect thereto and to the application of the proceeds therefrom, and calculated on the assumption that:

(1)	such Debt and any other Debt incurred by the Issuer and any of its Restricted Subsidiaries on a consolidated basis since the first day of such four-quarter period and the application of the proceeds therefrom, including to refinance other Debt, had been incurred at the beginning of such period;

(2)	the repayment or retirement of any other Debt by the Issuer and any of its Restricted Subsidiaries on a consolidated basis since the first day of such four-quarter period had been repaid or retired at the beginning of such period (except that, in making such computation, the amount of Debt under any revolving credit facility shall be computed based upon the average daily balance of such Debt during such period);

(3)	in the case of Acquired Debt or Debt incurred in connection with any acquisition since the first day of such four-quarter period, the related acquisition had occurred as of the first day of such period with appropriate pro forma adjustments to, among other things Consolidated Income Available for Debt Service, with respect to such acquisition being included in such pro forma calculation; and

(4)	in the case of any acquisition or disposition by the Issuer or any of its Restricted Subsidiaries on a consolidated basis of any asset or group of assets since the first day of such four-quarter period, whether by merger, stock purchase or sale, or asset purchase or sale, such acquisition or disposition or any related repayment of Debt had occurred as of the first day of such period with the appropriate pro forma adjustments with respect to such acquisition or disposition being included in such pro forma calculation.

If the Debt giving rise to the need to make the foregoing calculation or any other Debt incurred after the first day of the relevant four-quarter period bears interest at a floating rate then, for purposes of calculating the Annual Debt Service, the interest rate on such Debt will be computed on a pro forma basis as if the average interest rate in effect during the entire such four-quarter period had been the applicable rate for the entire such period; provided, however, that for purposes of calculating Annual Debt Service for Debt for which there is a corresponding Hedging Obligation, Annual Debt Service shall be calculated after giving effect to the Hedging Obligation.

Maintenance of Total Unencumbered Assets

The Issuer and its Restricted Subsidiaries will maintain Total Unencumbered Assets as of the end of each fiscal quarter of not less than 150% of the aggregate outstanding principal amount of the Issuer’s and its Restricted Subsidiaries’ Unsecured Debt as of the end of each fiscal quarter, all calculated on a consolidated basis in accordance with GAAP.

Additional Guarantees

The Issuer will and will cause each Domestic Subsidiary that is a guarantor of or borrower under the Credit Agreement to become a Guarantor and execute a supplemental indenture and deliver a customary opinion of counsel satisfactory to the Trustee within ten Business Days of the date on which it incurred such Debt.

Existence

Except as permitted as described below under “—Merger, Consolidation or Sale,” the Issuer and its Restricted Subsidiaries will agree to do all things necessary to preserve and keep their existence, rights and franchises; provided, however, that the existence of a Restricted Subsidiary may be terminated if the Board of Directors of the Issuer determines that it is in the best interests of the Issuer to do so and the Issuer and its Restricted Subsidiaries will not be required to preserve any right or franchise if it determines that the preservation of that right or franchise is no longer desirable in the conduct of its business and that its loss is not disadvantageous in any material respect to the holders of Notes.

Provision of Financial Information

Whether or not required by the Commission, so long as any Notes are outstanding, the Issuer will furnish to the holders of Notes, within the time periods specified in the Commission’s rules and regulations:

(1)	all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Issuer were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Issuer’s certified independent accountants; and

(2)	all current reports that would be required to be filed with the Commission on Form 8-K if the Issuer were required to file such reports.

The Issuer has also agreed that, for so long as any Notes remain outstanding, it will furnish to the holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

The availability of the foregoing materials on the Commission’s website shall be deemed to satisfy the foregoing delivery obligations.

In addition, whether or not required by the Commission, the Issuer will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the Commission for public availability within the time periods specified in the Commission’s rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request.

The quarterly and annual financial information required by the preceding paragraphs will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management’s Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Issuer, as applicable, and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Issuer.

Merger, Consolidation or Sale

The Issuer may not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Issuer is the surviving corporation); or (2) sell, assign, transfer, convey, lease (other than to an unaffiliated operator in the ordinary course of business) or otherwise dispose of all or substantially all of the properties or assets of the Issuer and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Persons; unless:

(1)	either: (a) the Issuer is the surviving corporation or trust; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation or trust organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

(2)	the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of the Issuer under the Notes and the Indenture pursuant to agreements reasonably satisfactory to the Trustee; and

(3)	immediately after such transaction, on a pro forma basis giving effect to such transaction or series of transactions (and treating any obligation of the Issuer or any Restricted Subsidiary incurred in connection with or as a result of such transaction or series of transactions as having been incurred at the time of such transaction), no Default or Event of Default exists under the Indenture.

This “Merger, Consolidation or Sale” covenant will not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among the Issuer and its Restricted Subsidiaries.

Upon any consolidation or merger, or any sale, assignment, transfer, conveyance, transfer or other disposition of all or substantially all of the properties or assets of the Issuer in accordance with the foregoing provisions, the successor Person formed by such consolidation or into which the Issuer is merged or to which such sale, assignment, transfer, conveyance or other disposition is made, shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under the Indenture with the same effect as if such successor initially had been named as the Issuer therein. When a successor assumes all the obligations of its predecessor under the Indenture and the Notes following a consolidation or merger, or any sale, assignment, transfer, conveyance, transfer or other disposition of 90% or more of the assets of the predecessor in accordance with the foregoing provisions, the predecessor shall be released from those obligations.

Repurchase of Notes upon a Change of Control

If a Change of Control occurs, each holder of Notes will have the right to require the Issuer to purchase some or all (in principal amounts of $2,000 or an integral multiple of $1,000 thereof) of such holder’s Notes pursuant to the offer described below (the “Change of Control Offer”), unless, after giving pro forma effect to the

Change of Control, (i) at least two of Fitch, Moody’s and S&P shall have confirmed their ratings of the Notes at the levels in effect immediately prior to the announcement of a Change of Control transaction or higher and (ii) the Person formed by or surviving any consolidation or merger or to which any sale, assignment, transfer, conveyance or other disposition has been made forming the basis of the Change of Control is principally engaged in a Permitted Business.

Any Change of Control Offer will include a cash offer price of 101% of the principal amount of any Notes purchased plus accrued and unpaid interest and additional interest, if any, to the date of purchase (the “Change of Control Payment”). If a Change of Control Offer is required, within ten Business Days following a Change of Control, the Issuer will mail a notice to each holder describing the Change of Control and offering to repurchase Notes on a specified date (the “Change of Control Payment Date”). The Change of Control Payment Date will be no earlier than 30 days and no later than 60 days from the date the notice is mailed.

On the Change of Control Payment Date, the Issuer will, to the extent lawful:

(1)	accept for payment all Notes properly tendered and not withdrawn pursuant to the Change of Control Offer;

(2)	deposit the Change of Control Payment with the paying agent in respect of all Notes so accepted; and

(3)	deliver to the Trustee the Notes accepted and an officers’ certificate stating the aggregate principal amount of all Notes purchased by the Issuer.

The paying agent will promptly mail to each holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail, or cause to be transferred by book entry, to each holder a new Note in principal amount equal to any unpurchased portion of the Notes surrendered.

The Issuer will comply with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations to the extent those laws and regulations are applicable to any Change of Control Offer. If the provisions of any of the applicable securities laws or securities regulations conflict with the provisions of the covenant described above, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the covenant described above by virtue of that compliance.

A third party, instead of the Issuer, may make the Change of Control Offer in compliance with the requirements set forth in the Indenture and purchase all Notes properly tendered and not withdrawn. In addition, the Issuer will not be obligated to make or consummate a Change of Control Offer with respect to the Notes, if it has irrevocably elected to redeem all of the Notes under provisions described under “—Optional Redemption” and has not defaulted in its redemption obligations. The provisions under the Indenture relating to the Issuer’s obligation to make an offer to repurchase the Notes as a result of a Change of Control may be waived or modified with the written consent of the holders of a majority in principal amount of the Notes then outstanding.

Some change of control events may constitute a default under the Credit Agreement. Future indebtedness of the Guarantors may contain prohibitions on the events that constitute a Change of Control. Certain Existing Debt requires and future indebtedness may require the indebtedness to be purchased or repaid if a Change of Control occurs. Moreover, the exercise by the holders of their right to require the Issuer to repurchase the Notes could cause a default under such indebtedness, even if the Change of Control itself does not. Finally, the Issuer’s ability to pay cash to the holders of Notes, if required to do so, may be limited by its then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases. See “Risk Factors—Risks relating to the exchange notes and this exchange offer—We may not be able to satisfy our obligations to holders of the notes upon a change of control.”

Events of Default, Notice and Waiver

The Indenture provides that the term “Event of Default” with respect to the Notes means any of the following:

(1)	the Issuer or its Restricted Subsidiaries do not pay the principal or any premium on the Notes when due and payable;

(2)	the Issuer or its Restricted Subsidiaries do not pay interest on the Notes within 30 days after the applicable due date;

(3)	The Issuer or its Restricted Subsidiaries do not comply with its obligations under “—Merger, Consolidation or Sale”;

(4)	the Issuer or its Restricted Subsidiaries fail to make or consummate a Change of Control Offer following a Change of Control when required as described under “—Repurchase of Notes upon a Change of Control”;

(5)	the Issuer or its Restricted Subsidiaries remain in breach of any other term of the Indenture for 60 days after they receive a notice of Default stating they are in breach. Either the Trustee or the holders of more than 25% in principal amount of the then outstanding Notes may send the notice;

(6)	final judgments aggregating in excess of $10.0 million (exclusive of amounts covered by insurance) are entered against the Issuer and its Restricted Subsidiaries and are not paid, discharged or stayed for a period of 60 days;

(7)	the Issuer or its Restricted Subsidiaries default under any of their indebtedness in an aggregate principal amount exceeding $25.0 million after the expiration of any applicable grace period, which default results in the acceleration of the maturity of such indebtedness. Such default is not an Event of Default if the other indebtedness is discharged, or the acceleration is rescinded or annulled, within a period of 30 days after the Issuer or its Restricted Subsidiaries receives notice specifying the default and requiring that they discharge the other indebtedness or cause the acceleration to be rescinded or annulled. Either the Trustee or the holders of more than 25% in principal amount of the then outstanding Notes may send the notice;

(8)	the Issuer or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary files for bankruptcy or certain other events in bankruptcy, insolvency or reorganization occur; or

(9)	any Guarantee of a Significant Subsidiary of the Issuer ceases to be in full force and effect or is declared null and void or any Guarantor denies or disaffirms its obligations under the indenture or any Guarantee other than by reason of the release of any such Guarantee in accordance with the Indenture.

Remedies if an Event of Default Occurs

If an Event of Default with respect to the Notes has occurred and has not been cured, either the Trustee or the holders of at least 25% in principal amount of the then outstanding Notes may declare the entire principal amount of the Notes to be due and immediately payable by written notice to the Issuer and the Trustee. If an Event of Default occurs because of certain events in bankruptcy, insolvency or reorganization, the principal amount of all the Notes will be automatically accelerated, without any action by the Trustee or any holder. At any time after the Trustee or the holders have accelerated the Notes, but before a judgment or decree for payment of the money due has been obtained, the holders of at least a majority in principal amount of the then outstanding Notes may, under certain circumstances, rescind and annul such acceleration.

The Trustee will be required to give notice to the holders of Notes within 90 days after an Event of Default under the Indenture unless the Default has been cured or waived. The Trustee may withhold notice to the holders of the Notes of any Event of Default, except an Event of Default in the payment of the principal of or interest on the Notes, if specified responsible officers of the Trustee in good faith determine that withholding the notice is in the interest of the holders.

Except in cases of an Event of Default, where the Trustee has some special duties, the Trustee is not required to take any action under the Indenture at the request of any holders of Notes unless such holders offer the Trustee reasonable protection from expenses and liability. We refer to this as an “indemnity.” If reasonable indemnity is provided, the holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the Trustee. These majority holders may also direct the Trustee in performing any other action under the Indenture, subject to certain limitations.

Before a holder bypasses the Trustee and brings its own lawsuit or other formal legal action or takes other steps to enforce its rights or protect its interests relating to the Notes, the following must occur:

(1)	The holder must give the Trustee written notice that an Event of Default with respect to the Notes has occurred and remains uncured;

(2)	The holders of at least a majority in principal amount of all outstanding Notes must make a written request that the Trustee take action because of the Event of Default, and must offer reasonable indemnity to the Trustee against the cost and other liabilities of taking that action;

(3)	The Trustee must have not taken action for 60 days after receipt of the notice and offer of indemnity; and

(4)	The holders of at least a majority in principal amount of all outstanding Notes must not have given the Trustee a direction inconsistent with such request within such 60-day period.

However, a holder is entitled at any time to bring a lawsuit for the payment of money due on any Note after its due date.

Within 120 days after the end of each fiscal year, the Issuer will furnish to the Trustee a written statement by certain of the Issuer’s officers certifying that to their knowledge the Issuer and its Restricted Subsidiaries are in compliance with the Indenture and the Notes, or else specifying any Default.

No Liability for Certain Persons

No past, present or future director, officer, employee or stockholder of the Issuer or any of its Subsidiaries or any successor thereof, as such, will have any liability for any obligations of the Issuer or any of its Subsidiaries under the Notes or the Indenture based on, in respect of, or by reason of such obligations or their creation. Each holder by accepting a Note waives and releases all such liability. The foregoing waiver and release are an integral part of the consideration for the issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws.

Modification of the Indenture

Except as provided in the next two succeeding paragraphs, the Indenture and/or the Notes may be amended or supplemented with the written consent of the holders of at least a majority in principal amount of the then outstanding debt securities issued under the Indenture affected by such amendment or supplement voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, such Notes) and any existing Default, Event of Default (other than a Default or Event of Default in the payment of the principal or premium, if any, of or interest on the debt securities, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of the Indenture or the Notes may be waived with the consent of the holders of a majority in principal amount of the then outstanding debt securities issued under the Indenture affected thereby voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes).

Without the consent of each holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting holder):

(1)	reduce the principal amount of Notes whose holders must consent to an amendment, supplement or waiver;

(2)	reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than provisions relating to the covenants described above under “—Repurchase of Notes upon a Change of Control”);

(3)	reduce the rate of or change the time for payment of interest on any Note;

(4)	waive a Default or Event of Default in the payment of principal of, or interest or premium on, the Notes (except a rescission of acceleration of the Notes by the holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment Default that resulted from such acceleration);

(5)	make any Note payable in money other than that stated in the Notes;

(6)	make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of holders of Notes to receive payments of principal of, or interest or premium on, the Notes;

(7)	waive a redemption payment with respect to any Note (other than provisions relating to the covenants described above under “—Repurchase of Notes upon a Change of Control”);

(8)	release any Guarantor from any of its obligations under its Guarantee of the Notes or the Indenture, except in accordance with the terms of the Indenture;

(9)	modify or change any provisions of the Indenture affecting the ranking of the Notes or the Guarantees in any manner adverse to the holders of the Notes; and

(10)	make any change in the amendment and waiver provisions set forth in clauses (1) through (9) above.

Notwithstanding the preceding, without the consent of any holder of Notes, the Issuer, the Guarantors and the Trustee may amend or supplement the Indenture or the Notes issued thereunder:

(1)	to cure any ambiguity, defect or inconsistency;

(2)	to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3)	to provide for the assumption of the Issuer’s obligations to holders of Notes in the case of a merger or consolidation or sale of all or substantially all of the Issuer’s assets;

(4)	to add additional Guarantees with respect to the Notes;

(5)	to secure the Notes;

(6)	to make any other change that would provide any additional rights or benefits to the holders of Notes or that does not adversely affect the legal rights under the Indenture of any such holder; or

(7)	to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

Any such consent need only approve the substance, rather than the particular form, of the proposed amendment.

Notes are not considered outstanding, and therefore the holders thereof are not eligible to vote, if the Issuer has deposited or set aside in trust for the holders money for their payment or redemption or if the Issuer or one of its affiliates own them. The holders of Notes are also not eligible to vote if they have been fully defeased as described below under “—Discharge, defeasance and covenant defeasance—Full Defeasance.”

Sinking Fund

The Notes are not entitled to any sinking fund payments

The Trustee, Registrar and Paying Agent

UMB Bank, n.a., is the Trustee under the Indenture. The Issuer has initially designated the Trustee as the registrar and paying agent for the Notes. Payments of interest and principal will be made, and the Notes will be transferable, at the office of the paying agent, or at such other place or places as may be designated pursuant to the Indenture. For Notes that are issued in book-entry form represented by a global security, payments will be made to a nominee of the depository.

Discharge, defeasance and covenant defeasance

Discharge

The Issuer may discharge all of its obligations to the holders of Notes (other than the obligation to register transfers and exchanges) that either have become due and payable or will become due and payable within one year, or scheduled for redemption within one year, by irrevocably depositing with the Trustee, in trust, cash in U.S. dollars, non-callable U.S. government agency notes or bonds or a combination thereof, in such amounts as will be sufficient to pay all of the Notes, including any premium, and interest payable thereon.

Full Defeasance

The Issuer can, under particular circumstances, effect a full defeasance of the Notes. This means the Issuer can legally release itself and the Guarantors from any payment or other obligations on the Notes (other than the obligation to register transfers and exchanges) if, among other things, the Issuer puts in place the arrangements described below to repay the holders of the Notes and deliver certain certificates and legal opinions to the Trustee:

(1)	The Issuer must irrevocably deposit in trust for the benefit of all direct holders of the Notes money or U.S. government or U.S. government agency notes or bonds (or, in some circumstances, depositary receipts representing these notes or bonds), or any combination thereof, that will generate enough cash to make interest, principal and any other payments on the Notes on their due date;

(2)	The current federal tax law must be changed or an IRS ruling must be issued permitting the above deposit without causing holders of the Notes to be taxed on the Notes any differently than if the Issuer did not make the deposit and just repaid the Notes themselves. Under current federal income tax law, the deposit and the Issuer’s legal release from the Notes would be treated as though the Issuer took back the Notes and gave each holder of the Notes such holder’s share of the cash and notes or bonds deposited in trust. In that event, the holders of the Notes could recognize gain or loss on the Notes such holder gives back to the Issuer; and

(3)	The Issuer must deliver to the Trustee a legal opinion confirming the tax law change or IRS ruling described above.

If the Issuer did accomplish full defeasance, the holders of the Notes would have to rely solely on the trust deposit for repayment on the Notes. The holders of the Notes could not look to the Issuer or the Guarantors for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of the Issuer’s lenders and other creditors if the Issuer ever became bankrupt or insolvent.

Covenant Defeasance

Under current federal income tax law, the Issuer can make the same type of deposit described above and be released from some of the restrictive covenants in the Indenture and the Notes. This is called “covenant defeasance.” In that event, the holders of the Notes would lose the protection of those restrictive covenants but would gain the protection of having money and securities set aside in trust to repay their Notes.

If the Issuer accomplishes covenant defeasance, the following provisions of the Indenture and the Notes would no longer apply:

(1)	any covenants applicable to the Notes and described in this prospectus; and

(2)	certain Events of Default relating to breach of covenants, material unsatisfied judgments and acceleration of the maturity of other debt set forth in this prospectus.

If the Issuer accomplishes covenant defeasance with respect to the Notes, the holders of the Notes can still look to the Issuer for repayment of their Notes if a shortfall in the trust deposit occurred. If one of the remaining Events of Default occurs, for example, the Issuer’s bankruptcy, and the Notes become immediately due and payable, there may be a shortfall. Depending on the event causing the Default, the holders of the Notes may not be able to obtain payment of the shortfall.

The Issuer may exercise its full defeasance option notwithstanding any prior exercise of its covenant defeasance option.

Governing Law

The Indenture and the Notes are governed by, and construed in accordance with, the laws of the State of New York.

Certain Definitions

“Acquired Debt” means Debt of a Person (1) existing at the time such Person becomes a Subsidiary or (2) assumed in connection with the acquisition of assets from such Person, in each case, other than Debt incurred in connection with, or in contemplation of, such Person becoming a Subsidiary or such acquisition. Acquired Debt is deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Subsidiary.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Annual Debt Service” as of any date means the amount which was expensed in the four consecutive fiscal quarters ending on the most recent Measurement Date for interest on Debt of the Issuer and its Restricted Subsidiaries excluding (1) amortization of debt discount and deferred financing cost, (2) all gains and losses associated with the unwinding or break-funding of interest rate swap agreements, (3) the write-off of unamortized deferred financing fees, (4) prepayment fees, premiums and penalties and (5) non-cash swap ineffectiveness charges.

“Applicable Premium” means, with respect to any Note on any redemption date, the excess of:

(a)	the present value at such redemption date of (i) the aggregate principal amount of the Note plus (ii) all required interest payments due on the Note through July 15, 2020 (excluding interest paid prior to the redemption date and accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(b)	the principal amount of the Note.

“Board of Directors” means:

(1)	with respect to the Issuer, its Board of Trustees;

(2)	with respect to a corporation, the Board of Directors of the corporation;

(3)	with respect to a partnership, the Board of Directors of the general partner of the partnership or the board or committee of the general partner of the partnership serving a similar function; and

(4)	with respect to any other Person, the board or committee of such Person serving a similar function.

“Business Day” means any day other than a Saturday or Sunday or a day on which banking institutions in The City of New York are required or authorized to close.

“Capital Stock” means, with respect to any entity, any capital stock (including preferred stock), shares, interests, participation or other ownership interests (however designated) of such entity and any rights (other than debt securities convertible into or exchangeable for capital stock), warrants or options to purchase any thereof; provided, however, that leases of real property that provide for contingent rent based on the financial performance of the tenant shall not be deemed to be Capital Stock.

“Capitalized Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

“Change of Control” means the occurrence of one or more of the following events:

(1)	any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Issuer to any “person” or “group” (as such terms are defined in Sections 13(d) and 14(d)(2) of the Exchange Act), together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of this Indenture);

(2)	a “person” or “group” (as such terms are defined in Sections 13(d) and 14(d)(2) of the Exchange Act), becomes the ultimate “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the total voting power of the Voting Stock of the Issuer on a fully diluted basis; or

(3)	the approval by the holders of Capital Stock of the Issuer of any plan or proposal for the liquidation or dissolution of the Issuer (whether or not otherwise in compliance with the provisions of the Indenture).

“Commission” means the Securities and Exchange Commission.

“Consolidated Income Available for Debt Service” for any period means Earnings from Operations of the Issuer and its Restricted Subsidiaries plus amounts which have been deducted, and minus amounts which have been added, for the following (without duplication): (1) total interest expense of the Issuer and its Restricted Subsidiaries for such period, including interest or distributions on Debt of the Issuer and its Restricted Subsidiaries, (2) provision for taxes based on income or profits of the Issuer and its Restricted Subsidiaries for such period, (3) amortization of debt discount and deferred financing costs, (4) provisions for gains and losses on properties, (5) depreciation and amortization (excluding amortization of prepaid cash expenses that were paid in a prior period), (6) the effect of any non-cash charge resulting from a change in accounting principles in determining Earnings from Operations for such period, (7) amortization of deferred charges, (8) the aggregate amount of all non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period), determined on a consolidated basis, to the extent such items increased or decreased Earnings from Operations for such period and (9) straight-lined rental revenue.

“Credit Agreement” means the Credit Agreement, dated as of June 30, 2010, among the Issuer and initial Guarantors, as Borrowers, KeyBank National Association, as Administrative Agent, J.P. Morgan Chase Bank, N.A., and RBC Capital Markets, as Co-Syndication Agents, KeyBanc Capital Markets Inc., J.P. Morgan Securities Inc. and RBC Capital Markets, as Joint Book Runners and Joint Lead Arrangers, and the other financial institutions signatory thereto and their assignees, in each case as amended, modified, renewed, extended, increased, refunded, replaced or refinanced from time to time (whether or not with the original agents or lenders and whether or not contemplated under the original agreement relating thereto).

“Credit Facilities” means, one or more debt facilities (including, without limitation, the Credit Agreement), indentures, or commercial paper facilities, in each case with banks or other institutional lenders or other qualified buyers providing for revolving credit loans, term loans, notes, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, extended, increased, refunded, replaced or refinanced in whole or in part from time to time (whether or not with the original agents or lenders and whether or not contemplated under the original agreement relating thereto).

“Debt” of the Issuer or any of its Restricted Subsidiaries means, without duplication, any indebtedness of the Issuer or any Restricted Subsidiary, whether or not contingent, in respect of:

(1)	borrowed money or evidenced by bonds, notes, debentures or similar instruments;

(2)	indebtedness for borrowed money secured by any encumbrance existing on property owned by the Issuer or its Restricted Subsidiaries, to the extent of the lesser of (x) the amount of indebtedness so secured or (y) the Fair Market Value of the property subject to such encumbrance;

(3)	the reimbursement obligations in connection with any letters of credit actually drawn or amounts representing the balance deferred and unpaid of the purchase price of any property or services, except any such balance that constitutes an accrued expense, trade payable, conditional sale obligations or obligations under any title retention agreement;

(4)	the principal amount of all obligations of the Issuer and its Restricted Subsidiaries with respect to redemption, repayment or other repurchase of any Disqualified Stock; and

(5)	any lease of property by the Issuer or any of its Restricted Subsidiaries as lessee which is reflected on the Issuer’s or such Restricted Subsidiaries’ consolidated balance sheet as a Capitalized Lease Obligation, to the extent, in the case of items of indebtedness under clauses (1) through (5) above, that any such items would appear as a liability on the Issuer’s or such Restricted Subsidiaries’ consolidated balance sheet in accordance with GAAP.

Debt also includes, to the extent not otherwise included, any obligation by the Issuer and its Restricted Subsidiaries to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), Debt of another Person (other than the Issuer or any of its Restricted Subsidiaries); it being understood that Debt shall be deemed to be incurred by the Issuer or any of its Restricted Subsidiaries whenever the Issuer or such Restricted Subsidiary shall create, assume, guarantee or otherwise become liable in respect thereof; provided, however, that a Person shall not be deemed to have incurred Debt (or be liable with respect to such Debt) by virtue of Standard Securitization Undertakings.

Debt shall not include (a) Debt arising from agreements of the Issuer or any Restricted Subsidiary providing for indemnification, adjustment or holdback of purchase price or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or a Subsidiary, other than guarantees of Debt incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition or (b) contingent obligations under performance bonds, performance guarantees, surety bonds, appeal bonds or similar obligations incurred in the ordinary course of business and consistent with past practices. In the case of Debt as of any date issued with original issue discount, the amount of such Debt shall be the accreted value thereof as of such date.

“Default” means, with respect to the Indenture and the Notes, any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Disqualified Stock” means, with respect to any entity, any Capital Stock of such entity which by the terms of such Capital Stock (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable), upon the happening of any event or otherwise (other than pursuant to a change of control provision not materially more favorable to the holder thereof than as described under “—Certain Covenants—Repurchase of Notes upon a Change of Control”), (1) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than Capital Stock which is redeemable solely in exchange for Capital Stock which is not Disqualified Stock or for Subordinated Debt), (2) is convertible into or exchangeable or exercisable for Debt, other than Subordinated Debt or Disqualified Stock, or (3) is redeemable at the option of the holder thereof, in whole or in part (other than Capital Stock which is redeemable solely in exchange for Capital Stock which is not Disqualified Stock or for Subordinated Debt), in each case on or prior to the stated maturity of the Notes.

“Domestic Subsidiary” means any Restricted Subsidiary that was formed under the laws of the United States or any state of the United States or the District of Columbia.

“Earnings from Operations” for any period means the consolidated net income of the Issuer and its Restricted Subsidiaries (excluding non-controlling interests), excluding gains and losses on sales of investments, extraordinary items (including, in any event, losses on extinguishment of debt), distributions on equity securities, property valuation losses, and the net income of any Person, other than a Restricted Subsidiary of the Issuer (except to the extent of cash dividends or distributions paid to the Issuer or any Restricted Subsidiary) as reflected in the financial statements of the Issuer and its Restricted Subsidiaries for such period, on a consolidated basis determined in accordance with GAAP, and excluding the cumulative effect of changes in accounting principles.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Existing Debt” means Debt of the Issuer and its Restricted Subsidiaries (other than Debt under the Credit Agreement) in existence on the Issue Date, until such amounts are repaid.

“Fair Market Value” means, with respect to any asset, the price (after taking into account any liabilities relating to such assets) which could be negotiated in an arm’s-length free market transaction between a willing seller and a willing buyer, neither of which is under pressure or compulsion to complete the transaction. Fair Market Value shall be determined by the Board of Directors of the Issuer in good faith.

“Fitch” means Fitch, Inc. or any successor to the rating agency business thereof.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of determination.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Debt.

“Guarantors” means each Domestic Subsidiary of the Issuer that is a guarantor of or borrower under the Credit Agreement and executes a Guarantee of the Notes in accordance with the provisions of the Indenture; and their respective successors and assigns; provided, however, that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its Guarantee of the Notes is released in accordance with the terms of the Indenture.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1)	interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and

(2)	other agreements or arrangements designed to protect such Person against fluctuations in interest rates or foreign exchange rates.

“incur” means issue, create, assume, guarantee, incur or otherwise become liable for; provided, however, that any Debt or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be incurred by such Subsidiary at the time it becomes a Restricted Subsidiary. Neither the accrual of interest nor the accretion of original issue discount shall be deemed to be an incurrence of Debt. The term “incurrence” when used as a noun shall have a correlative meaning.

“Issue Date” means the date on which the Notes are originally issued under the Indenture.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Non-Recourse Debt” means Debt:

(1)	as to which neither the Issuer nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Debt), other than pursuant to Standard Securitization Undertakings, or (b) is directly or indirectly liable as a guarantor or otherwise, other than pursuant to Standard Securitization Undertakings; and

(2)	as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Issuer or any of its Restricted Subsidiaries, other than pursuant to Standard Securitization Undertakings.

“Permitted Business” means any business activity or investments related to a leasehold or equity interest, secured note, mortgage, deed of trust, collateralized mortgage obligations, commercial mortgage-backed securities, other secured debt securities, secured debt derivative or other debt instruments, so long as such investment relates directly or indirectly to real property that constitutes or is used as a movie theatre, retail complex, ski area, winery, vineyard, water-park, school or other properties customarily constituting assets of a REIT, plus any other business in which the Issuer and its Restricted Subsidiaries were engaged on the Issue Date and such business activities as are complementary, incidental, ancillary or related to, or are reasonable extensions of, the foregoing.

“Permitted Debt” means:

(1)	Permitted Refinancing Debt of Debt permitted to be incurred under the Indenture (other than pursuant to clauses (2), (3), (10) or (11) below);

(2)

Debt under Credit Facilities in an aggregate principal amount not to exceed $420.0 million at any one time outstanding; provided that such Debt may only be Secured Debt if the Issuer and the Restricted Subsidiaries, on the date of such incurrence after giving pro forma effect thereto and any related transactions as if the same had occurred at the beginning of the applicable four-quarter period, would be permitted to incur at least $1.00 of additional Secured Debt (other than Permitted Debt) pursuant to the second paragraph of the covenant described above under “—Certain Covenants—Limitations on Incurrence of Debt.” Debt outstanding under Credit Facilities on the Issue Date will be deemed to have been incurred pursuant to clause (2) of this definition;

(3)	other Debt in an aggregate principal amount not to exceed $100.0 million at any one time outstanding;

(4)	Existing Debt (other than Debt under the Credit Agreement, the Notes and the Guarantees);

(5)	the Notes issued on the Issue Date (and Guarantees) and any exchange notes (and related guarantees) issued in exchange therefor pursuant to the registration rights agreement;

(6)	Debt owed to and held by the Issuer or a Restricted Subsidiary; provided, however, that (A) any subsequent issuance or transfer of any Capital Stock which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Debt (other than to the Issuer or a Restricted Subsidiary) shall be deemed, in each case, to constitute the incurrence of such Debt by the obligor thereon, (B) if the Issuer is the obligor on such Debt and a Subsidiary Guarantor is not the obligee thereon, such Debt is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Notes, and (C) if a Subsidiary Guarantor is the obligor on such Debt and a Subsidiary Guarantor is not the obligee thereon, such Debt is expressly subordinated to the prior payment in full in cash of all obligations of such Subsidiary Guarantor with respect to its Subsidiary Guaranty related to the Notes;

(7)	Debt arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Debt is extinguished within five Business Days of its incurrence;

(8)	Debt (A) in respect of worker’s compensation claims, self-insurance obligations, banker’s acceptance, and performance, surety or appeal bonds provided in the ordinary course of business, (B) under any Hedging Obligations in the ordinary course of business (and not for speculative purposes) and (C) arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Issuer or any of its Restricted Subsidiaries pursuant to such agreements, in any case incurred in connection with the disposition of any business, assets or Restricted Subsidiary (other than Guarantees of Debt incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition), in a principal amount not to exceed the gross proceeds actually received by the Issuer and its Restricted Subsidiaries on a consolidated basis in connection with such disposition;

(9)	Debt of the Issuer, to the extent the net proceeds thereof are promptly (A) used to purchase Notes tendered in an offer to purchase made as a result of Change of Control, or (B) deposited to defease the Notes as described in “—Discharge, defeasance and covenant defeasance—Full Defeasance” and “—Discharge, defeasance and covenant defeasance—Covenant Defeasance” or (C) deposited to discharge the obligations under the Notes and the Indenture as described in “—Discharge, defeasance and covenant defeasance—Discharge”;

(10)	Debt incurred by the Issuer or any of its Restricted Subsidiaries of intercompany Debt between or among the Issuer and any of its Restricted Subsidiaries; provided, however, that (A) any subsequent issuance or transfer of Equity Interests that results in any such Debt being held by a Person other than the Issuer or a Restricted Subsidiary of the Issuer and (B) any sale or other transfer of any such Debt to a Person that is not either the Issuer or a Restricted Subsidiary of the Issuer, will be deemed, in each case, to constitute an incurrence of such Debt by the Issuer or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (10); and

(11)	the guarantee by the Issuer or any of the Guarantors of Debt of the Issuer or a Restricted Subsidiary of the Issuer to the extent that the guaranteed Debt was permitted to be incurred under the Indenture; provided that if the Debt being guaranteed is subordinated to or pari passu with the Notes, then the Guarantee must be subordinated or pari passu, as applicable, to the same extent as the Debt guaranteed.

“Permitted Refinancing Debt” means any Debt of the Issuer or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Debt of the Issuer or any of its Restricted Subsidiaries (other than intercompany Debt); provided, however, that:

(1)	the principal amount (or accreted value, if applicable) of such Permitted Refinancing Debt does not exceed 103% of the principal amount (or accreted value, if applicable) of the Debt extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest on the Debt and the amount of all expenses and premiums incurred in connection therewith);

(2)	such Permitted Refinancing Debt has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Debt being extended, refinanced, renewed, replaced, defeased or refunded; and

(3)	if the Debt being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Debt has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the holders of Notes as those contained in the documentation governing the Debt being extended, refinanced, renewed, replaced, defeased or refunded.

“Person” means any individual, corporation, partnership, joint venture, real estate investment trust, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Real Estate Assets” means, as of any date, the real estate, mortgage and lease assets of such Person and its Restricted Subsidiaries on such date, on a consolidated basis determined in accordance with GAAP.

“Restricted Subsidiary” of a Person means any Subsidiary of the referenced Person that is not an Unrestricted Subsidiary.

“S&P” means Standard & Poor ‘s Ratings Services, a division of The McGraw-Hill Companies, Inc. or any successor to the rating agency business thereof.

“Secured Debt” means, for any Person, Debt secured by a Lien on the property of such Person or any of its Restricted Subsidiaries.

“Securities Act” means the Securities Act of 1933, as amended.

“Significant Subsidiary” means each Restricted Subsidiary that is a significant subsidiary, if any, of the Issuer as defined in Regulation S-X under the Securities Act.

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Issuer or any Restricted Subsidiary which are reasonably customary in commercial mortgage backed securities transactions by the parent or sponsoring entity.

“Subordinated Debt” means Debt which by the terms of such Debt is subordinated in right of payment to the principal of and interest and premium, if any, on the Notes or any Guarantee thereof.

“Subsidiary” means, for any Person, any corporation or other entity of which a majority of the Voting Stock is owned, directly or indirectly, by such Person or one or more other Subsidiaries of such Person.

“Total Assets” means, for any Person as of any date, the sum of (a) Undepreciated Real Estate Assets plus (b) the book value of all assets (excluding Real Estate Assets and intangibles) of such Person and its Restricted Subsidiaries as of such date of determination on a consolidated basis determined in accordance with GAAP.

“Total Unencumbered Assets” means, for any Person as of any date, the sum of, without duplication:

•	those Undepreciated Real Estate Assets that are not subject to a Lien securing Debt; and

•	all other assets (excluding accounts receivable and intangibles) of such Person and its Restricted Subsidiaries not subject to a Lien securing Debt,

all determined on a consolidated basis in accordance with GAAP; provided that in determining Total Unencumbered Assets as a percentage of outstanding Unsecured Debt for purposes of the covenant set forth above under “Certain Covenants—Maintenance of Total Unencumbered Assets, “all investments in unconsolidated limited partnerships, unconsolidated limited liability companies and other unconsolidated entities shall be excluded from Total Unencumbered Assets.

“Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to July 15, 2020; provided, however, that if the period from the redemption date to July 15, 2020, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Undepreciated Real Estate Assets” means, as of any date, the cost (being the original cost to the Issuer or any of its Restricted Subsidiaries plus capital improvements) of Real Estate Assets of the Issuer and its Restricted Subsidiaries on such date, before depreciation and amortization of such Real Estate Assets, determined on a consolidated basis in conformity with GAAP.

“Unrestricted Subsidiary” means any Subsidiary created or acquired after the date of the Indenture, but only to the extent that such Subsidiary:

(1)	has no Debt other than Non-Recourse Debt;

(2)	is not party to any agreement, contract, arrangement or understanding with the Issuer or any of its Restricted Subsidiaries unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Issuer or such Restricted Subsidiary in the aggregate than those that might be obtained at the time from Persons who are not Affiliates of the Issuer;

(3)	is a Person with respect to which neither the Issuer nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(4)	has not guaranteed or otherwise directly or indirectly provided credit support for any Debt of the Issuer or any of its Restricted Subsidiaries, other than pursuant to Standard Securitization Undertakings.

If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Debt of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Issuer as of such date and, if such Debt is not permitted to be incurred as of such date under the covenant described under “—Certain Covenants—Limitations on Incurrence of Debt,” the Issuer will be in default of such covenant.

“Unsecured Debt” means, for any Person, any Debt of such Person or its Restricted Subsidiaries which is not Secured Debt.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Debt at any date, the number of years obtained by dividing:

(1)	the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Debt, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2)	the then outstanding principal amount of such Debt.

BOOK ENTRY SYSTEM

We will issue the exchange notes in the form of one or more global securities in fully registered form initially in the name of Cede & Co., as nominee of DTC, or such other name as may be requested by an authorized representative of DTC. The global securities will be deposited with the Trustee as custodian for DTC and may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any nominee to a successor of DTC or a nominee of such successor.

DTC has advised us as follows:

•

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

•

DTC holds securities that its participants deposit with DTC and facilitates the settlement among direct participants of securities transactions, such as transfers and pledges, in deposited securities, through electronic computerized book-entry changes in direct participants’ accounts, thereby eliminating the need for physical movement of securities certificates.

•	Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.

•	DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc. and the Financial Industry Regulatory Authority, Inc.

•

Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly.

•	The rules applicable to DTC and its direct and indirect participants are on file with the SEC.

Acquisitions of exchange notes in the exchange offer under the DTC system must be made by or through direct participants, which will receive a credit for the exchange notes on DTC’s records. The ownership interest of each actual acquiror of exchange notes is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners of the exchange notes will not receive written confirmation from DTC of their acquisition, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owner entered into the transaction. Transfers of ownership interests in the exchange notes are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the exchange notes, except in the event that use of the book-entry system for the exchange notes is discontinued.

To facilitate subsequent transfers, all exchange notes deposited by direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of exchange notes with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the exchange notes; DTC’s records reflect only the identity of the direct participants to whose accounts such exchange notes are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the global securities. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the exchange notes are credited on the record date (identified in the listing attached to the omnibus proxy).

All payments on the global securities will be made to Cede & Co., as holder of record, or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or the Trustee on payment dates in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participant and not of DTC, us or the Trustee, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, and interest to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) shall be the responsibility of us or the Trustee. Disbursement of such payments to direct participants shall be the responsibility of DTC, and disbursement of such payments to the beneficial owners shall be the responsibility of direct and indirect participants.

DTC may discontinue providing its service as securities depositary with respect to the exchange notes at any time by giving reasonable notice to us or the Trustee. In addition, we may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depositary). Under such circumstances, in the event that a successor securities depositary is not obtained, note certificates in fully registered form are required to be printed and delivered to beneficial owners of the exchange notes representing such exchange notes.

Neither we nor the Trustee will have any responsibility or obligation to direct or indirect participants, or the persons for whom they act as nominees, with respect to the accuracy of the records of DTC, its nominee or any participant with respect to any ownership interest in the exchange notes, or payments to, or the providing of notice to participants or beneficial owners.

So long as the exchange notes are in DTC’s book-entry system, secondary market trading activity in the exchange notes will settle in immediately available funds. All payments on the exchange notes issued as global securities will be made by us in immediately available funds.

The information in this section concerning DTC and its system has been obtained from sources that we believe are reliable, but neither we nor the Trustee take any responsibility for the accuracy of such information. The information is subject to any changes to the arrangements between us and DTC and any changes to such procedures that may be instituted unilaterally by DTC.

DESCRIPTION OF CERTAIN INDEBTEDNESS

The following summary of the material terms of certain indebtedness of the Company is only a general description and is not complete and, as such, is subject to and is qualified in its entirety by reference to the provisions of the agreements governing such indebtedness.

Unsecured Revolving Credit Facility

As of June 30, 2010, we entered into a new $320.0 million senior unsecured revolving credit facility contemporaneously with the sale of the private notes, which we refer to as our “unsecured revolving credit facility” in this prospectus. The following affiliates of the initial purchasers of the private notes acted as lenders and/or agents under the unsecured revolving credit facility: KeyBank National Association, JPMorgan Chase Bank, N.A., Royal Bank of Canada and Barclays Bank PLC are lenders and KeyBank National Association is the administrative agent for the other lenders. The combined proceeds of the private notes offering and the initial loans under the unsecured revolving credit facility were used to repay all indebtedness under our secured revolving credit facility, to repay in full our term loan facility, to repay in full our Toronto Dundas Square credit facility, and to pay fees and expenses associated with the early repayment of such facilities. See “Use of Proceeds.” At that time, liens securing these three credit facilities were released.

The unsecured revolving credit facility provides for the extension of credit not to exceed $320.0 million, including a $70.0 million subline for letters of credit. The unsecured revolving credit facility contains an “accordion” feature whereby, subject to lender approval, the total amount of the facility may be increased to $420.0 million.

In March, 2011, we exercised a portion of the accordion feature of the unsecured revolving credit facility. As a result of this exercise, our unsecured revolving credit facility capacity has been increased from $320.0 million to $382.5 million.

The unsecured revolving credit facility will mature on December 1, 2013, unless extended by us, the agent and the lenders.

Interest Rates

The outstanding principal balance under the unsecured revolving credit facility bears interest at fluctuating rates. These rates are based on LIBOR or the Base Rate, at our option, plus an applicable spread based on the ratings periodically assigned to our senior long-term unsecured debt by rating agencies, as set forth below:

S&P rating	Moody’s rating	Fitch’s rating	Base rate spread	LIBOR spread
≥ BBB-	≥ Baa3	≥ BBB-	2.00%	3.00%
= BB+	= Ba1	= BB+	2.25%	3.25%
≤ BB	≤ Ba2	≤ BB	2.50%	3.50%

If at least two of the three rating agencies have the same rating, that rating will determine the spread. If all three rating agencies have different ratings, the median rating will determine the spread.

“LIBOR” will be determined based upon our selection of interest periods of one-, two-, three- or six-months for LIBOR loans, subject to availability. “Base Rate” will be the greater of (a) the agent’s prime rate of interest announced from time to time, or (b) 0.5% above the then-current Federal Funds Rate, or (c) 1.0% above the then-current 30-day LIBOR.

The Company will also pay an unused line fee on the unused portion of the unsecured revolving credit facility at an annual rate of 0.4%, if the unused portion is less than 50% of the facility amount, or 0.5%, if the unused portion equals or exceeds 50% of the facility amount.

Covenants

The unsecured revolving credit facility contains customary covenants for transactions of this type, including, without limitation, restrictions on the ability of the Company and all or certain of its subsidiaries to make distributions; incur debt, make investments; grant or suffer liens; undertake mergers, consolidations, asset sales and other fundamental entity changes; make material changes to contracts and organizational documents; and enter into transactions with affiliates.

The unsecured revolving credit facility also has financial covenants for the Company and/or all or certain of its subsidiaries involving (a) maximum unsecured debt to eligible unencumbered properties; (b) maximum total debt to total asset value; (c) maximum permitted investments; (d) minimum tangible net worth; (e) minimum debt yield; (f) minimum interest coverage; (g) maximum distributions; (h) minimum liquidity; (i) maximum secured debt to total asset value; (j) minimum fixed charge coverage; and (k) maximum secured recourse debt.

Events of Default

The unsecured revolving credit facility also contains customary events of default, including among others, non-payment of principal, interest or other amounts when due, inaccuracy of representations and warranties, violation of covenants, cross defaults with certain other indebtedness, insolvency or inability to pay debts, bankruptcy, or a change of control.

Mortgage Notes Payable

As of March 31, 2011, the Company had approximately $704.4 million mortgage notes payable outstanding. Each of the mortgage notes payable is secured by the respective properties on which the debt was placed, which includes 48 of our theatres and six of our theatre and retail mix properties.

The mortgage notes secured by our theatre and theatre and retail mix properties are generally non-recourse to the Company. The notes have scheduled maturities ranging from approximately 18 months to 26 years and bear interest at fixed rates ranging from 4.26% to 9.01%, except for one such note which bears interest at a variable rate. The variable rate note resets on a weekly basis and was 0.26% at March 31, 2011. The notes generally require monthly payments of principal and interest based on the applicable amortization schedule, with a balloon payment due at maturity.

The mortgages on our properties contain customary covenants such as those that limit our ability, without the prior consent of the lender, to further mortgage the applicable property or to discontinue insurance coverage.

U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of certain U.S. federal income tax considerations relating to the acquisition, ownership and disposition of the exchange notes acquired pursuant to the exchange offer. It is not a complete analysis of all the potential tax considerations relating to the exchange notes. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended, or the Code, Treasury Regulations promulgated under the Code, administrative rulings and pronouncements and judicial decisions, all relating to the U.S. federal income tax treatment of debt instruments. These authorities may be changed, perhaps with retroactive effect, so as to result in U.S. federal income tax consequences different from those set forth below.

This summary applies to you only if you hold the exchange notes as a capital asset within the meaning of Section 1221 of the Code.

This summary does not address the tax considerations arising under the laws of any foreign, state or local jurisdiction or the tax considerations arising under U.S. federal estate, gift and other tax laws (including the newly enacted Medicare tax on investment income). In addition, this discussion does not address all tax considerations that may be applicable to holders’ particular circumstances or to holders that may be subject to special tax rules, such as, for example:

•	brokers and dealers in securities or currencies;

•	traders in securities that elect to use a mark-to-market method of tax accounting for their securities holdings;

•	banks, insurance companies, or other financial institutions;

•	real estate investment trusts and regulated investment companies;

•	controlled foreign corporations and passive foreign investment companies and shareholders of such corporations;

•	tax-exempt organizations, retirement plans, individual retirement accounts and tax-deferred accounts;

•	persons who have ceased to be citizens or residents of the United States;

•	U.S. holders (as defined below) whose functional currency is not the U.S. dollar or who hold exchange notes through a foreign entity;

•	persons that will hold the exchange notes as a position in a hedging transaction, straddle, conversion transaction, wash sale or other risk reduction transaction;

•	persons deemed to sell the exchange notes under the constructive sale provisions of the Code;

•	holders subject to the alternative minimum tax; or

•	partnerships (or other entities or arrangements classified as partnerships for U.S. federal income tax purposes) or other pass-through entities, and beneficial owners of pass-through entities.

If any entity taxable as a partnership holds exchange notes, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding the exchange notes, you should consult your tax advisor regarding the tax consequences of the purchase, ownership and disposition of the exchange notes.

If we redeem or otherwise repurchase any of the exchange notes, we may be obligated to pay additional amounts in excess of stated principal and interest. Our obligation to pay such excess amounts may implicate the provisions of the Treasury Regulations relating to “contingent payment debt instruments.” Under these Treasury Regulations, however, one or more contingencies will not cause a debt instrument to be treated as a contingent payment debt instrument if, as of the issue date, each such contingency is “remote” or is considered to be “incidental.” We intend to take the position that the exchange notes should not be treated as contingent payment debt instruments because of the foregoing contingencies. Our position is binding on a holder, unless the holder discloses in the proper manner to the IRS that it is taking a different position. Assuming such position is respected, a holder would be required to include in income the amount of any such additional payment in accordance with the rules discussed below under “—Taxation of U.S. holders” and “—Taxation of Non-U.S. holders.” If the IRS successfully challenged this position, and the exchange notes were treated as contingent payment debt instruments, holders could be required to accrue interest income at a rate higher than the stated interest rate on the exchange notes and to treat as ordinary income, rather than capital gain, any gain recognized on a sale, exchange, redemption or other disposition of their exchange notes. This disclosure assumes that the exchange notes will not be considered contingent payment debt instruments. Holders are urged to consult their tax advisors regarding the potential application of the contingent payment debt instrument rules to their exchange notes and the consequences thereof.

This summary of certain U.S. federal income tax considerations is for general information only and is not tax advice. This summary is not binding on the Internal Revenue Service, or the IRS. We have not sought, and will not seek, any ruling from the IRS with respect to the statements made in this summary, and there can be no assurance that the IRS will not take a position contrary to these statements or that a contrary position taken by the IRS would not be sustained by a court. If you are considering participating in the exchange offer or otherwise acquiring the exchange notes, you are urged to consult your own tax advisor with respect to the application of the U.S. federal income tax laws to your particular situation, as well as any tax considerations arising under the U.S. federal estate or gift tax rules, under the laws of any state, local, or foreign taxing jurisdiction or under any applicable income tax treaty.

PURSUANT TO U.S. TREASURY DEPARTMENT CIRCULAR 230, WE ARE INFORMING YOU THAT (A) ANY DISCUSSION OF U.S. FEDERAL TAX ISSUES IN THIS OFFERING MEMORANDUM IS NOT INTENDED AND WAS NOT WRITTEN TO BE USED, AND CANNOT BE USED, BY ANY TAXPAYER FOR THE PURPOSE OF AVOIDING PENALTIES UNDER THE U.S. FEDERAL TAX LAWS THAT MAY BE IMPOSED ON THE TAXPAYER, (B) THIS OFFERING MEMORANDUM WAS WRITTEN IN CONNECTION WITH THE PROMOTION OR MARKETING OF THE NOTES AND (C) EACH TAXPAYER SHOULD SEEK ADVICE BASED ON ITS PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

The Exchange Offer

The exchange of your private notes for exchange notes pursuant to the terms of the exchange offer should not be a taxable event for U.S. federal income tax purposes. Consequently, your initial tax basis in an exchange note should be equal to your adjusted tax basis in the private note at the time of the exchange of such private note for the exchange note. In addition, your holding period for an exchange note should include your holding period for the private note exchanged for such exchange note.

Taxation of U.S. Holders

As used herein, the term “U.S. holders” means a beneficial owner of an exchange note or exchange notes who, for U.S. federal income tax purposes, is:

•	an individual who is a citizen or resident of the United States;

•

a corporation or other entity classified as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust that (i) is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust or (ii) was in existence on August 20, 1996, was treated as a U.S. person prior to such date, and has a valid election in effect under applicable Treasury Regulations to continue to be treated as a U.S. person.

Interest

U.S. holders generally must include interest on their exchange notes in their U.S. federal taxable income as ordinary income:

•	when it accrues, if the U.S. holder uses the accrual method of accounting for U.S. federal income tax purposes; or

•	when the U.S. holder actually or constructively receives it, if the U.S. holder uses the cash method of accounting for U.S. federal income tax purposes.

Sale, Exchange or Other Taxable Disposition of the Exchange Notes

Unless a nonrecognition provision applies, U.S. holders must recognize taxable gain or loss on the sale, exchange, redemption, retirement or other taxable disposition of their exchange notes. The amount of gain or loss equals the difference between (i) the amount the U.S. holder receives for their exchange notes in cash or other property, valued at fair market value, less the amount thereof that is attributable to accrued but unpaid interest on their exchange notes not previously included in gross income and (ii) the U.S. holder’s adjusted tax basis in their exchange notes. A U.S. holder’s initial tax basis in their exchange notes generally will equal the price the U.S. holder paid for the private notes exchanged for such exchange notes.

Gain or loss generally will be long-term capital gain or loss if at the time the exchange notes are disposed of they have been held for more than one year. Otherwise, it will be short-term capital gain or loss. The deductibility of capital losses by U.S. holders is subject to certain limitations.

The maximum U.S. federal income tax rate on long-term capital gain on most capital assets held by non-corporate U.S. holders is currently 15%. The U.S. federal income tax laws relating to this 15% tax rate are scheduled to “sunset” or revert to provisions of prior law effective for taxable years beginning after December 31, 2012, at which time the capital gains tax rate will be increased to 20%.

Backup Withholding and Information Reporting

Backup withholding at the applicable statutory rate which is currently 28% (and is scheduled to increase to 31% for taxable years beginning on or after January 1, 2013) may apply when a U.S. holder receives interest payments on their exchange notes or proceeds upon the sale or other disposition (including a retirement or redemption) of their exchange notes. Certain holders including, among others, corporations, financial institutions and certain tax-exempt organizations, are generally not subject to backup withholding. In addition, backup withholding will not apply to a U.S. holder who provides his or her social security or other taxpayer identification number in the prescribed manner unless:

•	the IRS notifies us or our paying agent that the taxpayer identification number provided is incorrect;

•	the U.S. holder fails to report interest and dividend payments received on the U.S. holder’s tax return and the IRS notifies us or our paying agent that backup withholding is required; or

•	the U.S. holder fails to certify under penalty of perjury that backup withholding does not apply.

A U.S. holder who provides us or our paying agent with an incorrect taxpayer identification number may be subject to penalties imposed by the IRS. If backup withholding does apply, the U.S. holder may request a refund of the amounts withheld or use the amounts withheld as a credit against the U.S. holder’s U.S. federal income tax liability as long as the U.S. holder timely provides the required information to the IRS. U.S. holders should consult their tax advisors as to their qualification for exemption from backup withholding and the procedures for obtaining an exemption.

We will be required to furnish annually to the IRS and to U.S. holders information relating to the amount of interest paid on the exchange notes, and that information reporting may also apply to payments of proceeds from the sale or other disposition (including a retirement or redemption) of the exchange notes. Some U.S. holders, including corporations, financial institutions and certain tax-exempt organizations, generally are not currently subject to information reporting.

New Legislation

The Health Care and Education Reconciliation Act of 2010 requires certain U.S. holders who are individuals, estates or trusts to pay an additional 3.8% Medicare tax on, among other things, interest and capital gains from the sale or other disposition of exchange notes for taxable years beginning after December 31, 2012. U.S. holders should consult their tax advisors regarding the effect, if any, of this legislation on their acquisition, ownership and disposition of the exchange notes.

Taxation of Non-U.S. Holders

This section applies to you if you are, for U.S. federal income tax purposes, an individual, corporation, estate or trust and are not a U.S. holder (“Non-U.S. holders”).

Payments of Interest

Interest paid to a Non-U.S. holder will not be subject to U.S. federal income taxes or withholding tax if the interest is not effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States, and the Non-U.S. holder:

•	does not actually or constructively own a 10% or greater interest in the total combined voting power of all classes of our voting shares;

•	is not a controlled foreign corporation with respect to which we are a “related person” within the meaning of Section 864(d)(4) of the Code;

•	is not a bank that received such notes on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business; and

•

provides the appropriate certification as to the Non-U.S. holder’s status. A Non-U.S. holder can generally meet this certification requirement by providing a properly executed IRS Form W-8BEN or appropriate substitute form to us or our paying agent. If the exchange notes are held through a financial institution or other agent acting on the Non-U.S. holder’s behalf, the Non-U.S. holder may be required to provide appropriate documentation to the agent. The agent will then generally be required to provide appropriate certifications to us or our paying agent, either directly or through other intermediaries. Special certification rules apply to foreign partnerships, estates and trusts, and in certain circumstances certifications as to foreign status of partners, trust owners or beneficiaries may have to be provided to us or our paying agent.

If a Non-U.S. holder does not qualify for an exemption under these rules, interest income from their exchange notes may be subject to withholding tax at the rate of 30% (or lower applicable treaty rate) at the time such interest is paid. To claim the benefit of a tax treaty, a Non-U.S. holder must provide a properly executed IRS Form W-8BEN before the payment of interest and a Non-U.S. holder may be required to obtain a U.S. taxpayer identification number and provide documentary evidence issued by foreign governmental authorities to prove residence in the foreign country.

The payment of interest that is effectively connected with a U.S. trade or business, however, would not be subject to a 30% withholding tax so long as the Non-U.S. holder provides us or our paying agent with an adequate certification (on an applicable IRS Form W-8), but such interest generally would be subject to U.S. federal income tax on a net basis at the rates applicable to U.S. holders generally. In addition, if the payment of interest is effectively connected with a foreign corporation’s conduct of a U.S. trade or business, that foreign corporation may also be subject to a 30% (or lower applicable treaty rate) branch profits tax on its effectively connected earnings and profits attributable to such interest.

Sale, Exchange or Other Taxable Disposition of the Exchange Notes

Non-U.S. holders generally will not be subject to U.S. federal income tax on any amount which constitutes capital gain upon a sale, exchange, redemption, retirement or other taxable disposition of their exchange notes, unless either of the following is true:

•	the Non-U.S. holder’s investment in the exchange notes is effectively connected with the conduct of a U.S. trade or business; or

•

the Non-U.S. holder is a nonresident alien individual who is present in the United States for 183 or more days in the taxable year within which the sale, redemption or other disposition takes place, and certain other requirements are met.

For Non-U.S. holders described in the first bullet point above, the net gain derived from the sale, exchange, redemption, retirement or other disposition of their exchange notes generally would be subject to U.S. federal income tax at the rates applicable to U.S. persons generally (or lower applicable treaty rate). In addition, a foreign corporation may be subject to a 30% (or lower applicable treaty rate) branch profits tax on its effectively connected earnings and profits attributable to such gain. Non-U.S. holders described in the second bullet point above will be subject to a flat 30% U.S. federal income tax on the gain derived from the sale, exchange, redemption, retirement or other disposition of their exchange notes, which may be offset by U.S. source capital losses, even though Non-U.S. holders are not considered residents of the United States.

Backup Withholding and Information Reporting

Backup withholding (currently at a rate of up to 28%, which rate currently is scheduled to increase to 31% for taxable years beginning on or after January 1, 2012) generally will not apply to payments of interest made to a Non-U.S. holder with respect to their exchange notes, provided that we do not have actual knowledge or reason to know that the Non-U.S. holder is a U.S. person and the holder has given us the certification described above under “Taxation of Non-U.S. holders—Payments of interest.” However, we may be required to report annually to the IRS and to a Non-U.S. holder the amount of, and the tax withheld with respect to, any interest paid to the Non-U.S. holder, regardless of whether any tax was actually withheld. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement with the tax authorities of the country in which the Non-U.S. holder resides.

The gross proceeds from the sale or other disposition by a Non-U.S. holder of their exchange notes (including a retirement or redemption) may be subject to information reporting and backup withholding tax (currently at a rate of up to 28%, which rate currently is scheduled to increase to 31% for taxable years beginning on or after January 1, 2012). If a Non-U.S. holder sells or otherwise disposes of their exchange notes outside the United States through a non-U.S. office of a non-U.S. broker and the proceeds are paid to the Non-U.S. holder outside the United States, then the U.S. backup withholding and information reporting requirements generally will not apply to that payment. However, U.S. information reporting, but not backup withholding, will apply to a payment of proceeds from the sale or other disposition by a Non-U.S. holder of their exchange notes, even if that payment is made outside the United States, if the Non-U.S. holder sells or otherwise disposes of their exchange notes through a non-U.S. office of a U.S. broker or a foreign broker with certain connections to the United States, unless the broker has documentary evidence in its files that the Non-U.S. holder is a non-U.S. person and certain other conditions are met, or the Non-U.S. holder otherwise establishes an exemption. If a Non-U.S. holder receives payments of the proceeds of a sale or other disposition of their exchange notes to or through a U.S. office of a broker, the payment is subject to both U.S. backup withholding and information reporting unless such holder provides an IRS Form W-8BEN (or other applicable form) certifying that the Non-U.S. holder is a non-U.S. person or the Non-U.S. holder otherwise establishes an exemption, provided that the broker does not have actual knowledge or reason to know that the Non-U.S. holder is not a U.S. person or the conditions of any other exemption are not, in fact, satisfied.

A Non-U.S. holder generally will be entitled to a credit or refund with respect to any amounts withheld under the backup withholding rules against the holder’s U.S. federal income tax liability, provided that the required information is furnished to the IRS in a timely manner. Non-U.S. holders should consult their tax advisors regarding the application of backup withholding and information reporting in their particular situation, the availability of an exemption therefrom, and the procedure for obtaining an exemption, if available.

PLAN OF DISTRIBUTION

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. Broker-dealers may use this prospectus, as it may be amended or supplemented from time to time, in connection with the resale of exchange notes received in exchange for private notes where the broker-dealer acquired the private notes as a result of market-making activities or other trading activities. We have agreed that we will cause this registration statement to remain effective for one year following the consummation of this exchange offer. Until 90 days after the date of delivery of this prospectus, all broker-dealers effecting transactions in the notes may be required to deliver a prospectus.

We will not receive any proceeds from any sale of exchange notes by broker-dealers or any other persons. Broker-dealers may sell exchange notes received by broker-dealers for their own account pursuant to the exchange offer from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to the prevailing market prices or negotiated prices. Broker-dealers may resell exchange notes directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any broker-dealer and/or the purchasers of the exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of the exchange notes may be deemed to be “underwriters” within the meaning of the Securities Act and any profit on any resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

We have agreed to pay all expenses incident to our performance of, or compliance with, the registration rights agreement and will indemnify the holders of the notes (including any broker-dealers) against liabilities under the Securities Act.

By its acceptance of the exchange offer, any broker-dealer that receives exchange notes pursuant to the exchange offer agrees to notify us before using the prospectus in connection with the sale or transfer of exchange notes. The broker-dealer further acknowledges and agrees that, upon receipt of notice from us of the happening of any event which makes any statement in the prospectus untrue in any material respect or which requires the making of any changes in the prospectus to make the statements in the prospectus not misleading, which notice we agree to deliver promptly to the broker-dealer, the broker-dealer will suspend use of the prospectus until we have amended or supplemented this prospectus to correct such misstatement or omission and have furnished (or made available) copies of any amendment or supplement to the prospectus to the broker-dealer.

LEGAL MATTERS

The validity of the exchange notes and guarantees offered hereby will be passed upon for us by Stinson Morrison Hecker LLP, Kansas City, Missouri.

EXPERTS

The consolidated financial statements of EPR and its subsidiaries as of December 31, 2010 and 2009, and for each of the years in the three-year period ended December 31, 2010, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2010, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy any materials we file with the SEC at its Public Reference Room at 100 F Street N.E., Washington DC, 20549. You can obtain information about the operations of the SEC Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov. Our common stock is listed on the New York Stock Exchange (NYSE: EPR), and you can obtain information about EPR at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. General information about EPR, including EPR’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports, is available free of charge through our website at http://www.eprkc.com as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information on our website is not incorporated into this prospectus and you should not consider it a part of this prospectus.

Entertainment Properties Trust

OFFER TO EXCHANGE

Up to $250,000,000 aggregate principal amount of its

7.750% Senior Notes due 2020,

which have been registered under the Securities Act of 1933, as amended,

for any and all of its outstanding unregistered 7.750% Senior Notes due 2020

Guaranteed by certain subsidiaries of Entertainment Properties Trust

PROSPECTUS

Dated                     , 2011

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Trustees and Officers.

The terms “we,” “us,” “our,” “EPR” or the “Company” refer to Entertainment Properties Trust and not to any of its subsidiaries.

(a) The Company

The laws relating to Maryland real estate investment trusts (the “Maryland REIT Law”) permit a real estate investment trust to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent permitted by the Maryland General Corporation Law (the “MGCL”) for directors and officers of Maryland corporations. The MGCL permits a corporation to indemnify its present and former directors and officers against judgments, penalties, fines, settlements and reasonable expenses incurred in connection with any proceeding to which they may be made, or are threatened to be made, a party by reason of their service in those capacities. However, a Maryland corporation is not permitted to provide this type of indemnification if the following is established:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

Additionally, a Maryland corporation may not indemnify a director or officer for an adverse judgment in a suit by or in the right of that corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. The MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of the following:

•	a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation; and

•	a written undertaking by him or on his behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that this standard of conduct was not met.

Our officers and trustees are and will be indemnified under our Declaration of Trust against certain liabilities. Our Declaration of Trust provides that we will, to the maximum extent permitted by Maryland law in effect from time to time, indemnify: (a) any individual who is a present or former trustee or officer of EPR; or (b) any individual who, while a trustee or officer of EPR and at the request of EPR, serves or has served as a director, officer, shareholder, partner, trustee, employee or agent of any real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or any other enterprises against any claim or liability, together with reasonable expenses actually incurred in advance of a final disposition of a legal proceeding, to which such person may become subject or which such person may incur by reason of his or her status as such. We have the power, with the approval of our Board of Trustees, to provide such indemnification and advancement of expenses to a person who served a predecessor of EPR in any of the capacities described in (a) or (b) above and to any employee or agent of EPR or its predecessors.

We have also entered into indemnification agreements with our trustees and certain of our officers providing for procedures for indemnification by us to the fullest extent permitted by law and advancements by us of certain expenses and costs relating to claims, suits or proceedings arising from their service to us.

We have obtained trustee’s and officers’ liability insurance for the purpose of funding the provision of any such indemnification.

The SEC has expressed the opinion that indemnification of trustees, officers or persons otherwise controlling a company for liabilities arising under the Securities Act of 1933, as amended, is against public policy and is therefore unenforceable.

(b) EPT Huntsville, Inc., EPT 909, Inc., EPT Mount Attitash, Inc., EPT Mount Snow, Inc., EPT Nineteen, Inc., EPT Ski Properties, Inc. and EPT Waterparks, Inc. (each a Delaware corporation and, collectively, referred to as the “Delaware Corporations”)

Section 145 of the Delaware General Corporation Law (“DGCL”) provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Section 145 further authorizes a Delaware corporation to indemnify any person serving in such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 further provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter, such person shall be indemnified against expenses, including attorneys’ fees, actually and reasonably incurred by such person.

As permitted by Section 145, each Delaware Corporation has adopted provisions in its Bylaws requiring it to indemnify officers and directors to the fullest extent provided by the DGCL.

As permitted by Section 102(b)(7) of the DGCL, the certificate of incorporation of each Delaware Corporation includes a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

(c) WestCol Center, LLC and Education Capital Solutions, LLC (each a Delaware limited liability company, collectively, the “Delaware LLCs”)

Section 18-108 of the Delaware Limited Liability Company Act provides that subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

The limited liability company agreement of each of the Delaware LLCs provides that to the fullest extent permitted by applicable law:

(i) no member or manager shall be liable to the Delaware LLC or its member for any loss, damage, liability or expense suffered by the Delaware LLC or its member on account of any action taken or omitted to be taken by such person as a member or manager of the Delaware LLC, and

(ii) the Delaware LLC shall indemnify each person who has been or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or appellate (regardless of whether such action, suit or proceeding is by or in the right of the Delaware LLC or by third parties) by reason of the fact that such person is or was a member or manager of the Delaware LLC, or is or was serving at the request of the Delaware LLC as a director, officer or in any other comparable position of any other specified enterprise against all liabilities and expenses, including, without limitation, judgments, amounts paid in settlement, attorneys’ fees, excise taxes or penalties, fines and other expenses, actually and reasonably incurred by such person in connection with such action, suit or proceeding (including, without limitation, the investigation, defense, settlement or appeal of such action, suit or proceeding), in either case, only if such person discharged such person’s duties in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Delaware LLC and, with respect to any criminal action or proceeding, if such person had no reasonable cause to believe that such person’s conduct was unlawful. The Delaware LLC shall not be required to indemnify or advance expenses to any person from or on account of such person’s conduct that is finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct, and the Delaware LLC shall not be required to indemnify or advance expenses to any person in connection with an action, suit or proceeding initiated by such person unless the initiation of such action, suit or proceeding was authorized in advance by the member of the Delaware LLC.

(d) EPT DownREIT II, Inc., Megaplex Four, Inc., EPT Melbourne, Inc., EPR Hialeah, Inc., EPT Crotched Mountain, Inc., EPT Kalamazoo, Inc., EPT Mad River, Inc. and Megaplex Nine, Inc. (each a Missouri corporation, collectively, the “Missouri Corporations”)

Sections 351.355(1) and (2) of the General and Business Corporation Law of Missouri (the “MGBC”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of an action or suit by or in the right of the corporation, no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation unless and only to the extent that the court in which the action or suit was brought determines upon application that, despite the adjudication of liability and in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Section 351.355(3) provides that except as otherwise provided in the articles of incorporation or the bylaws, to the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding, he or she shall be indemnified against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the action, suit, or proceeding.

Section 351.355(4) provides that any indemnification described above, unless ordered by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in this section. The determination shall be made by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the action, suit, or proceeding, or if such a quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the shareholders.

Section 351.355(5) provides that the board of directors may authorize that expenses incurred in defending an action, suit or proceeding may be paid by the corporation in advance of the final disposition of the action, suit, or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount.

The Bylaws of each Missouri Corporation generally provide (i) that directors and officers who are made, or are threatened to be made, parties to, or are involved in any action, suit or proceeding will be indemnified by such corporation to the fullest extent authorized by the MGBC against all expenses and liabilities, including attorneys’ fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by such director or officer in connection with any proceeding, and (ii) each Missouri Corporation is required to advance expenses to its directors and officers, provided that, if the MGBC so requires, they undertake to repay the amount advanced if it is ultimately determined by a court that they are not entitled to indemnification.

(e) 30 West Pershing, LLC (a Missouri limited liability company, the “Missouri LLC”)

The Missouri Limited Liability Company Act is silent as to indemnification. The operating agreement of the Missouri LLC provides that to the fullest extent permitted by applicable law:

(i) no member or manager shall be liable to the Missouri LLC or its member for any loss, damage, liability or expense suffered by the Missouri LLC or its member on account of any action taken or omitted to be taken by such person as a member or manager of the Missouri LLC, and

(ii) the Missouri LLC shall indemnify each person who has been or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or appellate (regardless of whether such action, suit or proceeding is by or in the right of the Missouri LLC or by third parties) by reason of the fact that such person is or was a member or manager of the Missouri LLC, or is or was serving at the request of the Missouri LLC as a director, officer or in any other comparable position of any other specified enterprise against all liabilities and expenses, including, without limitation, judgments, amounts paid in settlement, attorneys’ fees, excise taxes or penalties, fines and other expenses, actually and reasonably incurred by such person in connection with such action, suit or proceeding (including, without limitation, the investigation, defense, settlement or appeal of such action, suit or proceeding), in either case, only if such person discharged such person’s duties in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Missouri LLC and, with respect to any criminal action or proceeding, if such person had no reasonable cause to believe that such person’s conduct was unlawful. The Missouri LLC shall not be required to indemnify or advance expenses to any person from or on account of such person’s conduct that is finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct, and the Missouri LLC shall not be required to indemnify or advance expenses to any person in connection with an action, suit or proceeding initiated by such person unless the initiation of such action, suit or proceeding was authorized in advance by the member of the Missouri LLC.

(f) Crotched Mountain Properties, LLC (a New Hampshire limited liability company, the “New Hampshire LLC”)

Section 304-C:31 of the New Hampshire Limited Liability Company Act (the “NHLLC Act”) provides that, subject to the liability of a member or manager for acts of gross negligence or willful misconduct, a limited liability company agreement may eliminate or limit the personal liability of a member or manager for monetary damages. The limited liability company agreement of the New Hampshire LLC provides that to the fullest extent permitted by applicable law:

(i) no member or manager shall be liable to the New Hampshire LLC or its member for any loss, damage, liability or expense suffered by the New Hampshire LLC or its member on account of any action taken or omitted to be taken by such person as a member or manager of the New Hampshire LLC, and

(ii) the New Hampshire LLC shall indemnify each person who has been or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or appellate (regardless of whether such action, suit or proceeding is by or in the right of the New Hampshire LLC or by third parties) by reason of the fact that such person is or was a member or manager of the New Hampshire LLC, or is or was serving at the request of the New Hampshire LLC as a director, officer or in any other comparable position of any other specified enterprise against all liabilities and expenses, including, without limitation, judgments, amounts paid in settlement, attorneys’ fees, excise taxes or penalties, fines and other expenses, actually and reasonably incurred by such person in connection with such action, suit or proceeding (including, without limitation, the investigation, defense, settlement or appeal of such action, suit or proceeding), in either case, only if such person discharged such person’s duties in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the New Hampshire LLC and, with respect to any criminal action or proceeding, if such person had no reasonable cause to believe that such person’s conduct was unlawful. The New Hampshire LLC shall not be required to indemnify or advance expenses to any person from or on account of such person’s conduct that is finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct, and the New Hampshire LLC shall not be required to indemnify or advance expenses to any person in connection with an action, suit or proceeding initiated by such person unless the initiation of such action, suit or proceeding was authorized in advance by the member of the New Hampshire LLC.

Item 21.	Exhibits.

See exhibits listed on the Exhibit Index following the signature page of this Form S-4, which is incorporated herein by reference.

Item 22.	Undertakings.

a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer to sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424:

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

b)	Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

d)	The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of such request, and to send the incorporated documents by first class mail or equally prompt means. This includes information contained in documents filed subsequent to the effective date of this registration statement through the date of responding to the request.

e)	The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all the information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Kansas City, State of Missouri, on May 16, 2011.

ENTERTAINMENT PROPERTIES TRUST,
a Maryland real estate investment trust

By:	/S/ GREGORY K. SILVERS
Name:	Gregory K. Silvers
Title:	Executive Vice President, Chief Operating Officer, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the 16th day of May 2011.

By:	* Robert J. Druten	Chairman of the Board of Trustees

By:	* David M. Brain	President, Chief Executive Officer (Principal Executive Officer) and Trustee

By:	* Mark A. Peterson	Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

By:	* Barrett Brady	Trustee

By:	* Peter C. Brown	Trustee

By:	* Jack A. Newman, Jr.	Trustee

By:	* James A. Olson	Trustee

*By:	/s/ Gregory K. Silvers
Name:	Gregory K. Silvers
Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Kansas City, State of Missouri, on May 16, 2011.

30 WEST PERSHING, LLC,
a Missouri limited liability company

By:	/S/ GREGORY K. SILVERS
Name:	Gregory K. Silvers
Title:	Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the 16th day of May 2011.

By:	* David M. Brain	President, Chief Executive Officer and Manager (Principal Executive Officer)

By:	/S/ GREGORY K. SILVERS Gregory K. Silvers	Vice President, Secretary and Manager

By:	* Mark A. Peterson	Vice President, Treasurer, Assistant Secretary and Manager (Principal Financial Officer and Principal Accounting Officer)

*By:	/s/ Gregory K. Silvers
Name:	Gregory K. Silvers
Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Kansas City, State of Missouri, on May 16, 2011.

EPT DOWNREIT II, INC.,
a Missouri corporation

By:	/S/ GREGORY K. SILVERS
Name:	Gregory K. Silvers
Title:	Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the 16th day of May 2011.

By:	* David M. Brain	President, Chief Executive Officer and Director (Principal Executive Officer)

By:	/S/ GREGORY K. SILVERS Gregory K. Silvers	Vice President, Secretary and Director

By:	* Mark A. Peterson	Vice President, Treasurer, Assistant Secretary and Director (Principal Financial Officer and Principal Accounting Officer)

*By:	/s/ Gregory K. Silvers
Name:	Gregory K. Silvers
Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Kansas City, State of Missouri, on May 16, 2011.

EPT HUNTSVILLE, INC.,
a Delaware corporation

By:	/S/ GREGORY K. SILVERS
Name:	Gregory K. Silvers
Title:	Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the 16th day of May 2011.

By:	* David M. Brain	President, Chief Executive Officer and Director (Principal Executive Officer)

By:	/S/ GREGORY K. SILVERS Gregory K. Silvers	Vice President, Secretary and Director

By:	* Mark A. Peterson	Vice President, Treasurer, Assistant Secretary and Director (Principal Financial Officer and Principal Accounting Officer)

*By:	/s/ Gregory K. Silvers
Name:	Gregory K. Silvers
Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Kansas City, State of Missouri, on May 16, 2011.

MEGAPLEX FOUR, INC.,
a Missouri corporation

By:	/S/ GREGORY K. SILVERS
Name:	Gregory K. Silvers
Title:	Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the 16th day of May 2011.

By:	* David M. Brain	President, Chief Executive Officer and Director (Principal Executive Officer)

By:	/S/ GREGORY K. SILVERS Gregory K. Silvers	Vice President, Secretary and Director

By:	* Mark A. Peterson	Vice President, Treasurer, Assistant Secretary and Director (Principal Financial Officer and Principal Accounting Officer)

*By:	/s/ Gregory K. Silvers
Name:	Gregory K. Silvers
Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Kansas City, State of Missouri, on May 16, 2011.

WESTCOL CENTER, LLC,
a Delaware limited liability company

By:	/S/ GREGORY K. SILVERS
Name:	Gregory K. Silvers
Title:	Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the 16th day of May 2011.

By:	* David M. Brain	President, Chief Executive Officer and Manager (Principal Executive Officer)

By:	/S/ GREGORY K. SILVERS Gregory K. Silvers	Vice President, Secretary and Manager

By:	* Mark A. Peterson	Vice President, Treasurer, Assistant Secretary and Manager (Principal Financial Officer and Principal Accounting Officer)

*By:	/s/ Gregory K. Silvers
Name:	Gregory K. Silvers
Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Kansas City, State of Missouri, on May 16, 2011.

EPT MELBOURNE, INC.,
a Missouri corporation

By:	/S/ GREGORY K. SILVERS
Name:	Gregory K. Silvers
Title:	Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the 16th day of May 2011.

By:	* David M. Brain	President, Chief Executive Officer and Director (Principal Executive Officer)

By:	/S/ GREGORY K. SILVERS Gregory K. Silvers	Vice President, Secretary and Director

By:	* Mark A. Peterson	Vice President, Treasurer, Assistant Secretary and Director (Principal Financial Officer and Principal Accounting Officer)

*By:	/s/ Gregory K. Silvers
Name:	Gregory K. Silvers
Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Kansas City, State of Missouri, on May 16, 2011.

CROTCHED MOUNTAIN PROPERTIES, LLC,
a New Hampshire limited liability company

By:	/S/ GREGORY K. SILVERS
Name:	Gregory K. Silvers
Title:	Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the 16th day of May 2011.

By:	* David M. Brain	President, Chief Executive Officer and Manager (Principal Executive Officer)

By:	/S/ GREGORY K. SILVERS Gregory K. Silvers	Vice President, Secretary and Manager

By:	* Mark A. Peterson	Vice President, Treasurer, Assistant Secretary and Manager (Principal Financial Officer and Principal Accounting Officer)

*By:	/s/ Gregory K. Silvers
Name:	Gregory K. Silvers
Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Kansas City, State of Missouri, on May 16, 2011.

EDUCATION CAPITAL SOLUTIONS, LLC,
a Delaware limited liability company

By:	/S/ GREGORY K. SILVERS
Name:	Gregory K. Silvers
Title:	Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the 16th day of May 2011.

By:	* David M. Brain	President, Chief Executive Officer and Manager (Principal Executive Officer)

By:	/S/ GREGORY K. SILVERS Gregory K. Silvers	Vice President, Secretary and Manager

By:	* Mark A. Peterson	Vice President, Treasurer, Assistant Secretary and Manager (Principal Financial Officer and Principal Accounting Officer)

*By:	/s/ Gregory K. Silvers
Name:	Gregory K. Silvers
Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Kansas City, State of Missouri, on May 16, 2011.

EPR HIALEAH, INC.,
a Missouri corporation

By:	/S/ GREGORY K. SILVERS
Name:	Gregory K. Silvers
Title:	Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the 16th day of May 2011.

By:	* David M. Brain	President, Chief Executive Officer and Director (Principal Executive Officer)

By:	/S/ GREGORY K. SILVERS Gregory K. Silvers	Vice President, Secretary and Director

By:	* Mark A. Peterson	Vice President, Treasurer, Assistant Secretary and Director (Principal Financial Officer and Principal Accounting Officer)

*By:	/s/ Gregory K. Silvers
Name:	Gregory K. Silvers
Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Kansas City, State of Missouri, on May 16, 2011.

EPT 909, INC.,
a Delaware corporation

By:	/S/ GREGORY K. SILVERS
Name:	Gregory K. Silvers
Title:	Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the 16th day of May 2011.

By:	* David M. Brain	President, Chief Executive Officer and Director (Principal Executive Officer)

By:	/S/ GREGORY K. SILVERS Gregory K. Silvers	Vice President, Secretary and Director

By:	* Mark A. Peterson	Vice President, Treasurer, Assistant Secretary and Director (Principal Financial Officer and Principal Accounting Officer)

*By:	/s/ Gregory K. Silvers
Name:	Gregory K. Silvers
Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Kansas City, State of Missouri, on May 16, 2011.

EPT CROTCHED MOUNTAIN, INC.,
a Missouri corporation

By:	/S/ GREGORY K. SILVERS
Name:	Gregory K. Silvers
Title:	Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the 16th day of May 2011.

By:	* David M. Brain	President, Chief Executive Officer and Director (Principal Executive Officer)

By:	/S/ GREGORY K. SILVERS Gregory K. Silvers	Vice President, Secretary and Director

By:	* Mark A. Peterson	Vice President, Treasurer, Assistant Secretary and Director (Principal Financial Officer and Principal Accounting Officer)

*By:	/s/ Gregory K. Silvers
Name:	Gregory K. Silvers
Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Kansas City, State of Missouri, on May 16, 2011.

EPT KALAMAZOO, INC.,
a Missouri corporation

By:	/S/ GREGORY K. SILVERS
Name:	Gregory K. Silvers
Title:	Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the 16th day of May 2011.

By:	* David M. Brain	President, Chief Executive Officer and Director (Principal Executive Officer)

By:	/S/ GREGORY K. SILVERS Gregory K. Silvers	Vice President, Secretary and Director

By:	* Mark A. Peterson	Vice President, Treasurer, Assistant Secretary and Director (Principal Financial Officer and Principal Accounting Officer)

*By:	/s/ Gregory K. Silvers
Name:	Gregory K. Silvers
Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Kansas City, State of Missouri, on May 16, 2011.

EPT MAD RIVER, INC.,
a Missouri corporation

By:	/S/ GREGORY K. SILVERS
Name:	Gregory K. Silvers
Title:	Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the 16th day of May 2011.

By:	* David M. Brain	President, Chief Executive Officer and Director (Principal Executive Officer)

By:	/S/ GREGORY K. SILVERS Gregory K. Silvers	Vice President, Secretary and Director

By:	* Mark A. Peterson	Vice President, Treasurer, Assistant Secretary and Director (Principal Financial Officer and Principal Accounting Officer)

*By:	/s/ Gregory K. Silvers
Name:	Gregory K. Silvers
Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Kansas City, State of Missouri, on May 16, 2011.

EPT MOUNT ATTITASH, INC.,
a Delaware corporation

By:	/S/ GREGORY K. SILVERS
Name:	Gregory K. Silvers
Title:	Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the 16th day of May 2011.

By:	* David M. Brain	President, Chief Executive Officer and Director (Principal Executive Officer)

By:	/S/ GREGORY K. SILVERS Gregory K. Silvers	Vice President, Secretary and Director

By:	* Mark A. Peterson	Vice President, Treasurer, Assistant Secretary and Director (Principal Financial Officer and Principal Accounting Officer)

*By:	/s/ Gregory K. Silvers
Name:	Gregory K. Silvers
Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Kansas City, State of Missouri, on May 16, 2011.

EPT MOUNT SNOW, INC.,
a Delaware corporation

By:	/S/ GREGORY K. SILVERS
Name:	Gregory K. Silvers
Title:	Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the 16th day of May 2011.

By:	* David M. Brain	President, Chief Executive Officer and Director (Principal Executive Officer)

By:	/S/ GREGORY K. SILVERS Gregory K. Silvers	Vice President, Secretary and Director

By:	* Mark A. Peterson	Vice President, Treasurer, Assistant Secretary and Director (Principal Financial Officer and Principal Accounting Officer)

*By:	/s/ Gregory K. Silvers
Name:	Gregory K. Silvers
Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Kansas City, State of Missouri, on May 16, 2011.

EPT NINETEEN, INC.,
a Delaware corporation

By:	/S/ GREGORY K. SILVERS
Name:	Gregory K. Silvers
Title:	Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the 16th day of May 2011.

By:	* David M. Brain	President, Chief Executive Officer and Director (Principal Executive Officer)

By:	/S/ GREGORY K. SILVERS Gregory K. Silvers	Vice President, Secretary and Director

By:	* Mark A. Peterson	Vice President, Treasurer, Assistant Secretary and Director (Principal Financial Officer and Principal Accounting Officer)

*By:	/s/ Gregory K. Silvers
Name:	Gregory K. Silvers
Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Kansas City, State of Missouri, on May 16, 2011.

EPT SKI PROPERTIES, INC.,
a Delaware corporation

By:	/S/ GREGORY K. SILVERS
Name:	Gregory K. Silvers
Title:	Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the 16th day of May 2011.

By:	* David M. Brain	President, Chief Executive Officer and Director (Principal Executive Officer)

By:	/S/ GREGORY K. SILVERS Gregory K. Silvers	Vice President, Secretary and Director

By:	* Mark A. Peterson	Vice President, Treasurer, Assistant Secretary and Director (Principal Financial Officer and Principal Accounting Officer)

*By:	/s/ Gregory K. Silvers
Name:	Gregory K. Silvers
Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Kansas City, State of Missouri, on May 16, 2011.

EPT WATERPARKS, INC.,
a Delaware corporation

By:	/S/ GREGORY K. SILVERS
Name:	Gregory K. Silvers
Title:	Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the 16th day of May 2011.

By:	* David M. Brain	President, Chief Executive Officer and Director (Principal Executive Officer)

By:	/S/ GREGORY K. SILVERS Gregory K. Silvers	Vice President, Secretary and Director

By:	* Mark A. Peterson	Vice President, Treasurer, Assistant Secretary and Director (Principal Financial Officer and Principal Accounting Officer)

*By:	/s/ Gregory K. Silvers
Name:	Gregory K. Silvers
Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Kansas City, State of Missouri, on May 16, 2011.

MEGAPLEX NINE, INC.,
a Missouri corporation

By:	/S/ GREGORY K. SILVERS
Name:	Gregory K. Silvers
Title:	Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the 16th day of May 2011.

By:	* David M. Brain	President, Chief Executive Officer and Director (Principal Executive Officer)

By:	/S/ GREGORY K. SILVERS Gregory K. Silvers	Vice President, Secretary and Director

By:	* Mark A. Peterson	Vice President, Treasurer, Assistant Secretary and Director (Principal Financial Officer and Principal Accounting Officer)

*By:	/s/ Gregory K. Silvers
Name:	Gregory K. Silvers
Title:	Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Declaration of Trust of the Company, which is attached as Exhibit 3.2 to the Company’s
Form 8-K (Commission File No. 001-13561) filed on June 7, 1999, is hereby incorporated by reference as Exhibit 3.1

3.2	Amendment to Amended and Restated Declaration of Trust of the Company, which is attached as Exhibit 3.1 to the Company’s Form 8-K (Commission File No. 001-13561) filed on January 11, 2005, is hereby incorporated by reference as Exhibit 3.2

3.3	Amendment to Amended and Restated Declaration of Trust of Entertainment Properties Trust filed December 19, 2006, which is attached as Exhibit 3.1 to the Company’s Form 8-K (Commission File No. 001-13561) filed December 21, 2006, is hereby incorporated by reference as Exhibit 3.3

3.4	Amendment to Amended and Restated Declaration of Trust of Entertainment Properties Trust filed May 1, 2007, which is attached as Exhibit 3.1 to the Company’s Form 8-K (Commission File No. 001-13561) filed May 4, 2007, is hereby incorporated by reference as Exhibit 3.4

3.5	Amendment to Amended and Restated Declaration of Trust of Entertainment Properties Trust filed December 7, 2009, which is attached as Exhibit 3.1 to the Company’s Form 8-K (Commission File No. 001-13561) filed December 7, 2009, is hereby incorporated by reference as Exhibit 3.5

3.6	Articles Supplementary designating the powers, preferences and rights of the 9.50% Series A Cumulative Redeemable Preferred Shares, which is attached as Exhibit 4.4 to the Company’s Form 8-A12B (Commission File No. 001-13561) filed on May 24, 2002, is hereby incorporated by reference as Exhibit 3.6

3.7	Articles Supplementary designating the powers, preferences and rights of the 7.75% Series B Cumulative Redeemable Preferred Shares, which is attached as Exhibit 4.6 to the Company’s Form 8-A12BA (Commission File No. 001-13561) filed on January 14, 2005, and to the Company’s Form 8-K filed on January 14, 2005, is hereby incorporated by reference as Exhibit 3.7

3.8	Articles Supplementary designating the powers, preferences and rights of the 5.75% Series C Cumulative Convertible Preferred Shares, which is attached as Exhibit 3.2 to the Company’s Form 8-K (Commission File No. 001-13561) filed December 21, 2006, is hereby incorporated by reference as Exhibit 3.8

3.9	Articles Supplementary designating the powers, preferences and rights of the 7.375% Series D Cumulative Redeemable Preferred Shares, which is attached as Exhibit 3.2 to the Company’s Form 8-K (Commission File No. 001-13561) filed May 4, 2007, is hereby incorporated by reference as Exhibit 3.9

3.10	Articles Supplementary designating powers, preferences and rights of the 9.0% Series E Cumulative Convertible Preferred Shares, which is attached as Exhibit 3.1 to the Company’s Form 8-K (Commission File No. 001-13561) filed on April 2, 2008, is hereby incorporated by reference as Exhibit 3.10

3.11	Bylaws of the Company, which are attached as Exhibit 3.2 to the Company’s Form 8-K (Commission File No. 001-13561) filed on December 11, 2008, are hereby incorporated by reference as Exhibit 3.11

3.12	Amended and Restated Articles of Organization of 30 West Pershing, LLC, filed on June 9, 2010 ***

3.13	Amended and Restated Operating Agreement of 30 West Pershing, LLC ***

3.14	Amended and Restated Articles of Incorporation of EPT DownREIT II, Inc., filed on June 9, 2010 ***

3.15	Amended and Restated Bylaws of EPT DownREIT II, Inc. ***

3.16	Amended and Restated Certificate of Incorporation of EPT Huntsville, Inc., filed on June 9, 2010 ***

Exhibit No.	Description

3.17	Amended and Restated Bylaws of EPT Huntsville, Inc. ***

3.18	Fourth Amended and Restated Articles of Incorporation of Megaplex Four, Inc., filed on June 9, 2010 ***

3.19	Second Amended and Restated Bylaws of Megaplex Four, Inc. ***

3.20	Third Amended and Restated Certificate of Formation of Westcol Center, LLC, filed on June 9, 2010 ***

3.21	Amended and Restated Operating Agreement of Westcol Center, LLC ***

3.22	Amended and Restated Articles of Incorporation of EPT Melbourne, Inc., filed on June 9, 2010 ***

3.23	Amended and Restated Bylaws of EPT Melbourne, Inc. ***

3.24	Certificate of Formation of Crotched Mountain Properties, LLC, filed on December 21, 1999 ***

3.25	Certificate of Amendment to the Certificate of Formation of Crotched Mountain Properties, LLC, filed on February 12, 2003 ***

3.26	Amended and Restated Limited Liability Company Agreement of Crotched Mountain Properties, LLC ***

3.27	Second Amended and Restated Certificate of Formation of JERIT CS Fund I, LLC (now known as Education Capital Solutions, LLC), filed on December 16, 2009 ***

3.28	Amended and Restated Operating Agreement of JERIT CS Fund I, LLC (now known as Education Capital Solutions, LLC) ***

3.29	Amended and Restated Articles of Incorporation of EPR Hialeah, Inc., filed on June 9, 2010 ***

3.30	Amended and Restated Bylaws of EPR Hialeah, Inc. ***

3.31	Certificate of Incorporation of EPT 909, Inc., filed on May 3, 2010 ***

3.32	Bylaws of EPT 909, Inc. ***

3.33	Second Amended and Restated Articles of Incorporation of EPT Crotched Mountain, LLC, filed on June 9, 2010 ***

3.34	Amended and Restated Bylaws of EPT Crotched Mountain, Inc. ***

3.35	Articles of Incorporation of EPT Kalamazoo, Inc., filed on January 26, 2005 ***

3.36	Bylaws of EPT Kalamazoo, Inc. ***

3.37	Second Amended and Restated Articles of Incorporation of EPT Mad River, Inc., filed on June 9, 2010 ***

3.38	Amended and Restated Bylaws of EPT Mad River, Inc. ***

3.39	Third Amended and Restated Certificate of Incorporation of EPT Mount Attitash, Inc., filed on June 9, 2010 ***

3.40	Amended and Restated Bylaws of EPT Mount Attitash, Inc. ***

3.41	Third Amended and Restated Certificate of Incorporation of EPT Mount Snow, Inc., filed on June 9, 2010 ***

3.42	Amended and Restated Bylaws of EPT Mount Snow, Inc. ***

3.43	Certificate of Incorporation of EPT Nineteen, Inc., filed on December 9, 2009 ***

Exhibit No.	Description

3.44	Bylaws of EPT Nineteen, Inc. ***

3.45	Amended and Restated Certificate of Incorporation of EPT Ski Properties, Inc., filed on June 9, 2010 ***

3.46	Amended and Restated Bylaws of EPT Ski Properties, Inc. ***

3.47	Second Amended and Restated Certificate of Incorporation of EPT Waterparks, Inc., filed on June 9, 2010 ***

3.48	Amended and Restated Bylaws of EPT Waterparks, Inc. ***

3.49	Second Amended and Restated Articles of Incorporation of Megaplex Nine, Inc., filed on June 9, 2010 ***

3.50	Amended and Restated Bylaws of Megaplex Nine, Inc. ***

4.1	Form of share certificate for common shares of beneficial interest of the Company, which is attached as Exhibit 4.5 to the Company’s Registration Statement on Form S-11, as amended, (Registration No. 333-35281), is hereby incorporated by reference as Exhibit 4.1

4.2	Form of 9.50% Series A Cumulative Redeemable Preferred Share Certificate, which is attached as Exhibit 4.5 to the Company’s Form 8-A12B (Commission File No. 001-13561) filed on May 24, 2002, is hereby incorporated by reference as Exhibit 4.2

4.3	Form of 7.75% Series B Cumulative Redeemable Preferred Share Certificate, which is attached as Exhibit 4.7 to the Company’s Form 8-A12B (Commission File No. 001-13561) filed on January 12, 2005, is hereby incorporated by reference as Exhibit 4.3

4.4	Form of 5.75% Series C Cumulative Convertible Preferred Shares Certificate, which is attached as Exhibit 4.1 to the Company’s Form 8-K (Commission File No. 001-13561) filed December 21, 2006, is hereby incorporated by reference as Exhibit 4.4

4.5	Form of 7.375% Series D Cumulative Redeemable Preferred Shares Certificate, which is attached as Exhibit 4.1 to the Company’s Form 8-K (Commission File No. 001-13561) filed May 4, 2007, is hereby incorporated by reference as Exhibit 4.5

4.6	Form of 9.00% Series E Cumulative Convertible Preferred Shares, which is attached as Exhibit 4.1 to the Company’s Form 8-K (Commission File No. 001-13561) filed on April 2, 2008, is hereby incorporated by reference as Exhibit 4.6.

4.7	Registration Rights Agreement among Entertainment Properties Trust, Whitby Centrum Limited Partnership, Oakville Centrum Limited Partnership, Kanata Centrum Limited Partnership, Courtney Square Limited Partnership and 2041197 Ontario Ltd., dated February 24, 2004, which is attached as Exhibit 10.10 to the Company’s Form 8-K/A (Commission File No. 001-13561) filed on March 16, 2004, is hereby incorporated by reference as Exhibit 4.7

4.8	Agreement Regarding Ownership Limit Waiver between the Company and Cohen & Steers Capital Management, Inc., which is attached as Exhibit 4.7 to the Company’s Form 8-K (Commission File No. 001-13561) filed on January 19, 2005, is hereby incorporated by reference as Exhibit 4.8

4.9	Agreement Regarding Ownership Limit Waiver between the Company and ING Clarion Real Estate Securities, which is attached as Exhibit 4.1 to the Company’s Form 8-K (Commission File No. 001-13561) filed on May 14, 2007, is hereby incorporated by reference as Exhibit 4.9

4.10	Agreement Regarding Ownership Limit Waiver between the Company and Blackrock, Inc. and its subsidiaries, which is attached as Exhibit 4.10 to the Company’s Form 10-K (Commission File No. 001-13561) filed on March 1, 2010, is hereby incorporated as Exhibit 4.10

Exhibit No.	Description

4.11	Indenture, dated June 30, 2010, among the Company, certain of its subsidiaries, and UMB Bank, N.A. as trustee, which is attached as Exhibit 4.1 to the Company’s Form 8-K (Commission File No. 001-13561) filed on July 1, 2010, is hereby incorporated by reference as Exhibit 4.11

4.12	Form of 7.75% Senior Notes due 2020 (included as Exhibit A to Exhibit 4.11 above)

4.13	Registration Rights Agreement, dated June 30, 2010, among the Company, certain of its subsidiaries, and J.P. Morgan Securities, Inc., for itself and on behalf of several initial purchasers named therein, which is attached as Exhibit 4.3 to the Company’s Form 8-K (Commission File No. 001-13561) filed on July 1, 2010, is hereby incorporated by reference as Exhibit 4.13

5.1	Opinion of Stinson Morrison Hecker LLP regarding legality**

10.1	Credit Agreement, dated June 30, 2010, among the Company; certain of its subsidiaries; the lenders defined therein; KeyBank National Association, as administrative agent; JP Morgan Chase Bank, N.A. and RBC Capital Markets, as
co-syndication; and each of KeyBanc Capital Markets, LLC, J.P. Morgan Securities, Inc. and RBC Capital Markets, as joint lead arrangers and joint book runners, which is attached as Exhibit 10.1 to the Company’s Form 8-K (Commission File No. 001-13561) filed on July 1, 2010, is hereby incorporated by reference as Exhibit 10.1

10.2	Mississauga Entertainment Centrum Agreement dated November 14, 2003 among Courtney Square Ltd., EPR North Trust and Entertainment Properties Trust, which is attached as Exhibit 10.1 to the Company’s Form 8-K (Commission File No. 001-13561) filed March 15, 2004, is hereby incorporated by reference as Exhibit 10.2

10.3	Oakville Entertainment Centrum Agreement dated November 14, 2003 among Penex Winston Ltd., EPR North Trust and Entertainment Properties Trust, which is attached as Exhibit 10.2 to the Company’s Form 8-K (Commission File
No. 001-13561) filed March 15, 2004, is hereby incorporated by reference as Exhibit 10.3

10.4	Whitby Entertainment Centrum Agreement dated November 14, 2003 among Penex Whitby Ltd., EPR North Trust and Entertainment Properties Trust, which is attached as Exhibit 10.3 to the Company’s Form 8-K (Commission File
No. 001-13561) filed March 15, 2004, is hereby incorporated by reference as Exhibit 10.4

10.5	Kanata Entertainment Centrum Agreement dated November 14, 2003 among Penex Kanata Ltd., Penex Main Ltd., EPR North Trust and Entertainment Properties Trust, which is attached as Exhibit 10.4 to the Company’s Form 8-K (Commission File No. 001-13561) filed March 15, 2004, is hereby incorporated by reference as Exhibit 10.5

10.6	Amending Agreements among Courtney Square Ltd., EPR North Trust and Entertainment Properties Trust, which are attached as Exhibit 10.5 to the Company’s Form 8-K (Commission File No. 001-13561) filed March 15, 2004, are hereby incorporated by reference as Exhibit 10.6

10.7	Amending Agreements among Penex Winston Ltd., EPR North Trust and Entertainment Properties Trust, which are attached as Exhibit 10.6 to the Company’s Form 8-K (Commission File No. 001-13561) filed March 15, 2004, are hereby incorporated by reference as Exhibit 10.7

10.8	Amending Agreements among Penex Whitby Ltd., EPR North Trust and Entertainment Properties Trust, which are attached as Exhibit 10.7 to the Company’s Form 8-K (Commission File No. 001-13561) filed March 15, 2004, are hereby incorporated by reference as Exhibit 10.8

10.9	Amending Agreements among Penex Kanata Ltd., Penex Main Ltd., EPR North Trust and Entertainment Properties Trust, which are attached as Exhibit 10.8 to the Company’s Form 8-K (Commission File No. 001-13561) filed March 15, 2004, are hereby incorporated by reference as Exhibit 10.9

10.10	Note Purchase Agreement dated February 24, 2004 among Entertainment Properties Trust and Courtney Square Limited Partnership, Whitby Centrum Limited Partnership, Oakville Centrum Limited Partnership and Kanata

Exhibit No.	Description

Centrum Limited Partnership, which is attached as Exhibit 10.9 to the Company’s Form 8-K (Commission File No. 001-13561) filed March 15, 2004, is hereby incorporated by reference as Exhibit 10.10

10.11	Form of Indemnification Agreement entered into between the Company and each of its trustees and officers, which is attached as Exhibit 10.8 to Amendment No. 1, filed October 28, 1997, to the Company’s Registration Statements on Form S-11 (Registration No. 333-35281), is hereby incorporated by reference as exhibit 10.11

10.12	Form of Indemnification Agreement, which is attached as Exhibit 10.2 to the Company’s Form 8-K (Commission File No. 001-13561) filed on May 14, 2007, is hereby incorporated by reference as Exhibit 10.12

10.13*	Deferred Compensation Plan for Non-Employee Trustees, which is attached as Exhibit 10.10 to Amendment No. 2, filed November 5, 1997, to the Company’s Registration Statement on Form S-11 (Registration No. 333-35281), is hereby incorporated by reference as Exhibit 10.13

10.14*	Annual Incentive Program, which is attached as Exhibit 10.11 to Amendment No. 2, filed November 5, 1997, to the Company’s Registration Statement on Form S-11 (Registration No. 333-35281), is hereby incorporated by reference as Exhibit 10.14

10.15*	First Amended and Restated 1997 Share Incentive Plan included as Appendix D to the Company’s definitive proxy statement filed April 8, 2004 (Commission File No. 001-13561), is hereby incorporated by reference as Exhibit 10.15

10.16*	Form of 1997 Share Incentive Plan Restricted Shares Award Agreement, which is attached as Exhibit 10.14 to the Company’s Form 10-K (Commission File No. 001-13561) filed February 28, 2007, is hereby incorporated by reference as Exhibit 10.16

10.17*	Form of Option Certificate Issued Pursuant to Entertainment Properties Trust 1997 Share Incentive Plan, which is attached as Exhibit 10.15 to the Company’s Form 10-K (Commission File No. 001-13561) filed February 28, 2007, is hereby incorporated by reference as Exhibit 10.17

10.18*	2007 Equity Incentive Plan, as amended, which is attached as Exhibit 10.2 to the Company’s Form 8-K filed May 20, 2009 (Commission File No. 001-13561), is hereby incorporated by reference as Exhibit 10.18

10.19*	Form of 2007 Equity Incentive Plan Nonqualified Share Option Agreement for Employee Trustees, which is attached as Exhibit 10.2 to the Company’s Registration Statement on Form S-8 (Registration No. 333-142831) filed on May 11, 2007, is hereby incorporated by reference as Exhibit 10.19

10.20*	Form of 2007 Equity Incentive Plan Nonqualified Share Option Agreement for Non-Employee Trustees, which is attached as Exhibit 10.3 to the Company’s Registration Statement on Form S-8 (Registration No. 333-142831) filed on May 11, 2007, is hereby incorporated by reference as Exhibit 10.20

10.21*	Form of 2007 Equity Incentive Plan Restricted Shares Agreement for Employees, which is attached as Exhibit 10.4 to the Company’s Registration Statement on Form S-8 (Registration No. 333-142831) filed on May 11, 2007, is hereby incorporated by reference as Exhibit 10.21

10.22*	Form of 2007 Equity Incentive Plan Restricted Shares Agreement for Non-Employee Trustees, which is attached as Exhibit 10.3 to the Company’s Form 8-K filed May 20, 2009 (Commission File No. 001-13561), is hereby incorporated by reference as Exhibit 10.22

10.23*	Employment Agreement, entered into as of February 28, 2007, by Entertainment Properties Trust and David M. Brain, which is attached as Exhibit 10.16 to the Company’s Form 10-K (Commission File No. 001-13561) filed February 28, 2007, is hereby incorporated by reference as Exhibit 10.23

10.24*	Employment Agreement, entered into as of February 28, 2007, by Entertainment Properties Trust and Gregory K. Silvers, which is attached as Exhibit 10.17 to the Company’s Form 10-K (Commission File No. 001-13561) filed February 28, 2007, is hereby incorporated by reference as Exhibit 10.24

Exhibit No.	Description

10.25*	Employment Agreement, entered into as of February 28, 2007, by Entertainment Properties Trust and Mark A. Peterson, which is attached as Exhibit 10.18 to the Company’s Form 10-K (Commission File No. 001-13561) filed February 28, 2007, is hereby incorporated by reference as Exhibit 10.25

10.26*	Employment Agreement, entered into as of February 28, 2007, by Entertainment Properties Trust and Michael L. Hirons, which is attached as Exhibit 10.19 to the Company’s Form 10-K (Commission File No. 001-13561) filed February 28, 2007, is hereby incorporated by reference as Exhibit 10.26

10.27*	Employment Agreement, entered into as of May 14, 2009, by Entertainment Properties Trust and Morgan G. Earnest II, which is attached as Exhibit 10.1 to the Company’s Form 8-K (Commission File No. 001-13561) filed May 20, 2009, is hereby incorporated by reference as Exhibit 10.27

10.28	Form of Loan Agreement, dated as of June 29, 1998, between EPT DownREIT II, Inc., as Borrower, and Archon Financial, L.P., as Lender, which is attached as Exhibit 10.15 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1998 (Commission File No. 001-13561), is hereby incorporated by reference as Exhibit 10.28

10.29	Limited Partnership Interest Purchase Agreement, dated October 27, 2003, among EPT New Roc GP, Inc., EPT New Roc, LLC, LRC Industries, Inc., DKH — New Roc Associates, L.P., LC New Roc Inc. and New Roc Associates, L.P., which is attached as Exhibit 10.1 to the Company’s Form 8-K dated October 27, 2003 and filed November 12, 2003 (Commission File No. 001-13561), is hereby incorporated by reference as Exhibit 10.29

10.30	Second Amended and Restated Agreement of Limited Partnership of New Roc Associates, L.P., which is attached as Exhibit 10.2 to the Company’s Form 8-K filed November 12, 2003 (Commission File No. 001-13561), is hereby incorporated by reference as Exhibit 10.30

10.31	Loan Agreement, dated February 27, 2003, among Flik, Inc., as Borrower, EPT DownREIT, Inc., as Indemnitor, and Secore Financial Corporation, as Lender, which is attached as Exhibit 10.21 to the Company’s Form 8-K filed March 4, 2003 (Commission File No. 001-13561), is hereby incorporated by reference as Exhibit 10.31

10.32	Agreement with Fred L. Kennon which is attached as Exhibit 10.1 to the Company’s Form 10-Q (Commission File No. 001-13561) filed August 3, 2006, is hereby incorporated by reference as Exhibit 10.32

10.33*	Entertainment Properties Trust 2007 Equity Incentive Plan, as amended, which is attached as Exhibit 10.1 to the Company’s Registration Statement on Form S-8 (Commission File No. 333-142831) filed May 11, 2007, is hereby incorporated by reference as Exhibit 10.33

12.1	Computation of Ratio of Earnings to Fixed Charges, which is attached as Exhibit 12.1 to the Company’s Quarterly Report on Form 10-Q (Commission File No. 001-13561) filed May 3, 2011, is hereby incorporated by reference as
Exhibit 12.1

12.2	Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Distributions, which is attached as Exhibit 12.2 to the Company’s Quarterly Report on Form 10-Q (Commission File No. 001-13561) filed May 3, 2011, is hereby incorporated by reference as Exhibit 12.2

21.1	The list of the Company’s Subsidiaries, which is attached as Exhibit 21 to the Company’s Annual Report on Form 10-K (Commission File No. 001-13561) filed March 1, 2011, is hereby incorporated by reference as Exhibit 21.1

23.1	Consent of KPMG LLP**

23.2	Consent of Stinson Morrison Hecker LLP (included in Exhibit 5.1)**

24.1	Powers of Attorney***

25.1	Statement of Eligibility under the Trust Indenture Act of 1939 of UMB Bank, n.a.**

99.1	Form of Letter of Transmittal**

Exhibit No.	Description

99.2	Form of Notice of Guaranteed Delivery**

*	Management contracts or compensatory contracts.
**	Filed herewith.
***	Previously filed.